                                                                    Exhibit 3.25

                                                                  EXECUTION COPY

                           FOURTH AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                               MUZAK HOLDINGS LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY

                           Dated as of March 15, 2002

                                TABLE OF CONTENTS

ARTICLE I Definitions............................................................................1
         1.1      Definitions....................................................................1
         1.2      Other Definitional Provisions.................................................11

ARTICLE II Organization of the Company..........................................................11
         2.1      Formation.....................................................................11
         2.2      Name..........................................................................12
         2.3      Principal Place of Business...................................................12
         2.4      Registered Office and Registered Agent........................................12
         2.5      Term..........................................................................12
         2.6      Purposes and Powers...........................................................12

ARTICLE III Management of the Company...........................................................13
         3.1      Board of Directors............................................................13
         3.2      Committees of the Board.......................................................15
         3.3      Officers......................................................................16
         3.4      Fiduciary Duties..............................................................17
         3.5      Performance of Duties; Liability of Directors and Officers....................17
         3.6      Indemnification...............................................................18

ARTICLE IV Members; Voting Rights...............................................................18
         4.1      Meetings of Members...........................................................18
         4.2      Voting Rights.................................................................19
         4.3      Registered Members............................................................19
         4.4      Limitation of Liability.......................................................19
         4.5      Withdrawal; Resignation.......................................................19
         4.6      Death of a Member.............................................................20
         4.7      Authority.....................................................................20
         4.8      Outside Activities............................................................20

ARTICLE V Units; Membership.....................................................................20
         5.1      Units Generally; Membership Interests.........................................20
         5.2      Authorization and Issuance of Units...........................................20
         5.3      Unit Certificates.............................................................22
         5.4      Issuance of Units.............................................................22
         5.5      New Members from the Issuance of Units........................................22
         5.6      Class B-4 Units...............................................................23

ARTICLE VI Capital Contributions and Capital Accounts...........................................23
         6.1      Capital Contributions.........................................................23
         6.2      Capital Accounts..............................................................24
         6.3      Method of Determining Profits and Losses......................................24
         6.4      Negative Capital Accounts.....................................................24
         6.5      No Withdrawal.................................................................25

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
         6.6      Loans From Members............................................................25
         6.7      Status of Capital Contributions...............................................25

ARTICLE VII Distributions.......................................................................25
         7.1      Order of Priority Generally...................................................25
         7.2      No Right to Receive Certain Distributions.....................................27
         7.3      Tax Distributions.............................................................27
         7.4      Indemnification and Reimbursement for Payments on Behalf of a Member..........28
         7.5      Set-off against Distributions to Holders of Class B-4 Units...................28
         7.6      Limitations on Distributions..................................................29
         7.7      Employee Redemptions..........................................................29

ARTICLE VIII Allocations........................................................................29
         8.1      Regular Allocations...........................................................29
         8.2      Special Allocations...........................................................33
         8.3      Tax Allocations...............................................................34
         8.4      Curative Allocations..........................................................35

ARTICLE IX Elections and Reports................................................................35
         9.1      Generally.....................................................................35
         9.2      Tax Status....................................................................35
         9.3      Reports.......................................................................35
         9.4      Tax Elections.................................................................36
         9.5      Tax Controversies.............................................................36

ARTICLE X Dissolution and Liquidation...........................................................36
         10.1     Dissolution...................................................................36
         10.2     Liquidation...................................................................37
         10.3     Voluntary Dissolution.........................................................39

ARTICLE XI Transfer of Units; Conversions.......................................................39
         11.1     Restrictions..................................................................39
         11.2     General Restrictions on Transfer..............................................39
         11.3     Procedures for Transfer.......................................................39
         11.4     Legend........................................................................40
         11.5     Limitations...................................................................41
         11.6     Tax Matters...................................................................41
         11.7     Conversions...................................................................41

ARTICLE XII Miscellaneous Provisions............................................................42
         12.1     Notices.......................................................................42
         12.2     Governing Law.................................................................43
         12.3     No Action for Partition.......................................................43
         12.4     Headings and Sections.........................................................43
         12.5     Amendments....................................................................43
         12.6     Construction..................................................................44
         12.7     Binding Effect................................................................44

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
         12.8     Counterparts..................................................................44
         12.9     Severability..................................................................44
         12.10    Remedies 44
         12.11    Waiver of Jury Trial..........................................................44
         12.12    No Strict Construction........................................................44
         12.13    Entire Agreement..............................................................45
         12.14    Parties in Interest...........................................................45
         12.15    Inconsistent Provisions of the Related Agreements.............................45

EXHIBITS:

                  Exhibit A         Board Resolutions with respect to Class B-5 Units

                  Exhibit B         Certificates of Designation

                  Exhibit C         Form of Joinder to Limited Liability Company Agreement


SCHEDULES:

                  Schedule A        Officers of the Company as of March 15, 2002

                  Schedule B        Members Schedule as of March 15, 2002

          THIS FOURTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of Muzak Holdings LLC (f/k/a ACN Holdings, LLC), a Delaware
       ---------
limited liability company (the "Company") is entered into and shall be effective
                                -------
as of March 15, 2002, among the Persons executing this Agreement and listed on the Members Schedule (as herein defined).

          WHEREAS, MEM Holdings, LLC ("MEM Holdings"), Capstar Broadcasting
                                       ------------
Corporation ("Capstar"), Music Holding Corp. ("MHC"), CMS Co-Investment
              -------                          ---
Subpartnership ("CMS Subpartnership"), CMS Diversified Partners L.P. ("CMS
                 ------------------                                    ---
Diversified"), AMFM Systems, Inc., as successor to CBC Acquisition Corp.
-----------
("AMFM"), New York Life Capital Partners, L.P. ("New York Life"), The
  ----                                           -------------
Northwestern Mutual Life Insurance Company ("Northwestern"), BancAmerica Capital
                                             ------------
Investors I, L.P. ("BancAmerica") and the other members of the Company named
                    -----------
therein entered into that certain Third Amended and Restated Limited Liability Company Agreement of the Company, dated as of October 18, 2000 (the "Prior
                                                                     -----
Agreement"); and
---------

          WHEREAS, as permitted by Section 12.5 of the Prior Agreement, the Members desire to amend and restate the Prior Agreement in its entirety as set forth below.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and other good and valuable consideration, the Members hereby agree as follows:

                                    ARTICLE I
                                   Definitions

1.1 Definitions. The following terms used in this Agreement shall have the
    -----------
following meanings (unless otherwise expressly provided in this Agreement):

          "Additional Class A-1 Capital Value" for each Class A-1 Unit means
           ----------------------------------
$1,800.

          "Additional Class A-1 Unpaid Yield" on any Class A-1 Unit means, as of
           ---------------------------------
any date, an amount equal to the excess, if any, of (a) the aggregate Additional Class A-1 Yield accrued on such Class A-1 Unit prior to such date, over (b) the aggregate amount of prior Distributions made on such Class A-1 Unit by the Company pursuant to, or in accordance with, Section 7.1(e), including advances of such Distributions in respect of such Class A-1 Unit made under Section 7.3,
Section 7.4 or otherwise.

          "Additional Class A-1 Unreturned Capital Value" means, for any Class
           ---------------------------------------------
A-1 Unit, the amount of the Additional Class A-1 Capital Value for such Class A-1 Unit, reduced by all Distributions made by the Company in respect of such Class A-1 Unit pursuant to, or in accordance with, Section 7.1(f), including advances of such Distributions in respect of such Class A-1 Unit, whether made under Section 7.3, Section 7.4 or otherwise.

          "Additional Class A-1 Yield" on any Class A-1 Unit means, as of any
           --------------------------
particular date, the amount accruing in respect of such Class A-1 Unit (commencing with respect to such Class A-1 Unit on the date the Company issues such Class A-1 Unit), at 15% per annum, compounding on the last day of each Fiscal Year on (a) the Additional Class A-1 Unreturned Capital Value for such Class A-1 Unit plus (b) the Additional Class A-1 Unpaid Yield accrued on such Class A-1 Unit on or prior to the last day of any Fiscal Year ending prior thereto. In calculating the amount of any Distribution to be made during an annual period, the portion of the Additional Class A-1 Yield on any Class A-1 Unit for such portion of such annual period elapsing before such Distribution is made will be taken into account.

          "Additional Class A-2 Capital Value" for each Class A-2 Unit means
           ----------------------------------
$600.

          "Additional Class A-2 Unpaid Yield" on any Class A-2 Unit means, as of
           ---------------------------------
any date, an amount equal to the excess, if any, of (a) the aggregate Additional Class A-2 Yield accrued on such Class A-2 Unit prior to such date, over (b) the aggregate amount of prior Distributions made on such Class A-2 Unit by the Company pursuant to, or in accordance with, Section 7.1(g), including advances of such Distributions in respect of such Class A-2 Unit made under Section 7.3,
Section 7.4 or otherwise.

          "Additional Class A-2 Unreturned Capital Value" means, for any Class
           ---------------------------------------------
A-2 Unit, the amount of the Additional Class A-2 Capital Value for such Class A-2 Unit, reduced by all Distributions made by the Company in respect of such Class A-2 Unit pursuant to, or in accordance with, Section 7.1(h), including advances of such Distributions in respect of such Class A-2 Unit, whether made under Section 7.3, Section 7.4 or otherwise.

          "Additional Class A-2 Yield" on any Class A-2 Unit means, as of any
           --------------------------
particular date, the amount accruing in respect of such Class A-2 Unit (commencing with respect to such Class A-2 Unit on the date the Company issues such Class A-2 Unit), at 15% per annum, compounding on the last day of each Fiscal Year on (a) the Additional Class A-2 Unreturned Capital Value for such Class A-2 Unit plus (b) the Additional Class A-2 Unpaid Yield accrued on such Class A-2 Unit on or prior to the last day of any Fiscal Year ending prior thereto. In calculating the amount of any Distribution to be made during an annual period, the portion of the Additional Class A-2 Yield on any Class A-2 Unit for such portion of such annual period elapsing before such Distribution is made will be taken into account.

          "Adjusted Capital Account" means, as of a particular time with respect
           ------------------------
to a Member, the balance of such Member's Capital Account as of the end of the relevant Fiscal Year (or other applicable period), after giving effect to the following adjustments (which adjustments shall be made only to the extent that such Member's Capital Account balance is, in fact, affected by the provisions of the Treasury Regulations to which reference is made in this definition of Adjusted Capital Account after the application of all relevant allocation provisions herein):

          (a) credit to such Capital Account any amounts (i) described in section 1.704-1(b)(2)(ii)(c) of the Treasury Regulations which such Member is unconditionally obligated to contribute to the Company pursuant to this Agreement or applicable law and (ii) which such Member is deemed obligated to restore pursuant to the penultimate sentences of Treasury Regulations sections 1.704-2(g)(1) and 1.704-2(i)(5); and

          (b) debit to such Capital Account the items described in section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of
the Treasury Regulations.

          "Affiliate" means with respect to any Person, any other Person
           ---------
controlling, controlled by, or under common control with such first Person.

          "Bankruptcy" means, with respect to a Member, (a) that such Member has
           ----------
(i) made an assignment for the benefit of creditors; (ii) filed a voluntary petition in bankruptcy; (iii) been adjudged bankrupt or insolvent, or had entered against such Member an order of relief in any bankruptcy or insolvency proceeding; (iv) filed a petition or an answer seeking for such Member any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation or filed an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Member in any proceeding of such nature; or (v) sought, consented to, or acquiesced in the appointment of a trustee, receiver or liquidator of such Member or of all or any substantial part of such Member's properties; (b) 120 days have elapsed after the commencement of any proceeding against such Member seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation and such proceeding has not been dismissed; or (c) 90 days have elapsed since the appointment without such Member's consent or acquiescence of a trustee, receiver or liquidator of such Member or of all or any substantial part of such Member's properties and such appointment has not been vacated or stayed or the appointment is not vacated within 90 days after the expiration of such stay.

          "Book Value" means, with respect to any Company property, the
           ----------
Company's adjusted basis for federal income tax purposes, adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulation section 1.704-1(b)(2)(iv)(d)-(g); provided, that the Book Value of any property
                                  --------
contributed to the Company shall be its Fair Market Value on the date of contribution.

          "Boyd Contribution Agreement" means that certain Contribution
           ---------------------------
Agreement, dated as of March 18, 1999, by and among Boyd, Audio Communications Network, LLC and the Company, as amended, restated, supplemented or otherwise modified from time to time.

          "Business Day" means any day other than a Saturday, Sunday or any
           ------------
other day which is a legal holiday under the laws of the State of New York or a day on which national banking associations in such state or the state in which the Company's principal place of business is located are authorized or required by law or other governmental action to close.

          "Capital Account" means, with respect to any Member, the account
           ---------------
maintained for such Member as provided in Article VI and in a manner which the Board determines is in accordance with Treasury Regulations section 1.704-1(b)(2)(iv) and this Agreement.

          "Capital Contribution" means any contribution to the capital of the
           --------------------
Company in cash or property by a Member, whenever made.

          "Capstar Contribution Agreement" means that certain Contribution
           ------------------------------
Agreement dated as of February 19, 1999, by and between Capstar and the Company, as amended, restated, supplemented or otherwise modified from time to time.

          "Catch-Up Amount" at any time means the largest aggregate amount of
           ---------------
Distributions which has theretofore been paid in respect of any single Common Unit.

          "Certificate" means the Certificate of Formation, as such Certificate
           -----------
of Formation may be amended, restated, supplemented or otherwise modified from time to time.

          "Class A Unit" means a Unit having the rights and obligations
           ------------
specified with respect to "Class A Units" in this Agreement.

          "Class A-1 Unit" means a Unit having the rights and obligations
           --------------
specified with respect to "Class A-1 Units" in this Agreement.

          "Class A-2 Unit" means a Unit having the rights and obligations
           --------------
specified with respect to "Class A-2 Units" in this Agreement.

          "Class B Units" means the Class B-1 Units, the Class B-2 Units, the
           -------------
Class B-3 Units, the Class B-4 Units and the Class B-5 Units.

          "Class B-1 Unit" means a Unit having the rights and obligations
           --------------
specified with respect to "Class B-1 Units" in this Agreement.

          "Class B-2 Unit" means a Unit having the rights and obligations
           --------------
specified with respect to "Class B-2 Units" in this Agreement.

          "Class B-3 Unit" means a Unit having the rights and obligations
           --------------
specified with respect to "Class B-3 Units" in this Agreement.

          "Class B-4 Unit" means a Unit having the rights and obligations
           --------------
specified with respect to "Class B-4 Units" in this Agreement.

          "Class B-5 Unit" means a Unit having the rights and obligations
           --------------
specified with respect to "Class B-5 Units" in this Agreement.

          "Code" means the United States Internal Revenue Code of 1986, as
           ----
amended from time to time. Such term will be deemed to include any future amendments to such statutes and any corresponding provisions of succeeding statutes which are mandatory. Such term will also be deemed to include any future amendments or succeeding statutes which call for an election by the Company as to the application of the amendment or succeeding statutes to the Company if the Tax Matters Partner so elects, to the extent that the Tax Matters Partner determines that any such amendments and succeeding statutes do not materially and adversely affect the economic interests of the Members.

          "Common Investment Unit Capital Value" for each Common Investment Unit
           ------------------------------------
means $1,000.

          "Common Investment Units" means the Class A Units, the Class A-1 Units
           -----------------------
and the Class A-2 Units.

          "Common Member" means any Member who is a holder of Common Units, but
           -------------
solely in such Member's capacity as a holder of Common Units.

          "Common Units" means the Common Investment Units and the Class B
           ------------
Units.

          "Delaware Act" means the Delaware Limited Liability Company Act, as
           ------------
the same may be amended from time to time.

          "Distribution" means, with respect to a Member, the amount of money
           ------------
and the fair market value (as determined by the Board) of property other than money (net of any liabilities secured by such property that such Member is considered to assume or take subject to as provided in Treasury Regulation section 1.704-1(b)(2)(iv)(b)(5)) distributed to such Member by the Company (i) on account of such Member's Membership Interest as provided in Article VII or
(ii) in redemption or liquidation of all or any portion of such Member's Membership Interest, but shall not include payments to a Member (a) pursuant to a loan or advance made by such Member to the Company or in respect of any other transaction in which such Member acts other than in such Member's capacity as a Member within the meaning of section 704(a) of the Code or (b) which are guaranteed payments within the meaning of section 707(c) of the Code. "Distribute" means to make one or more Distributions.
 ----------

          "Encumbrance" means any lien, mortgage, pledge, collateral assignment,
           -----------
security interest, hypothecation or other encumbrance. "Encumber" means, with
                                                        --------
respect to a Person, creating or suffering to exist any Encumbrance against any of the property of such Person.

          "Fair Market Value" of any asset as of any date means the purchase
           -----------------
price which a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arms-length transaction.

          "Fiscal Year" means the annual accounting period of the Company, which
           -----------
shall be the calendar year or such portion of a calendar year during which the Company is in existence, unless the Board determines otherwise.

          "Investor Securities Purchase Agreement" means that certain Investor
           --------------------------------------
Securities Purchase Agreement, dated as of October 6, 1998, by and among the Company and the investors named therein, as amended, restated, supplemented or otherwise modified from time to time.

          "Losses" means items of loss and deduction of the Company determined
           ------
according to Section 6.3.

          "Majority of the Board" means, at any time, a combination of any of
           ---------------------
the Directors constituting a majority of the votes of all of the Directors who are then elected (in the case of a written action) or elected and present at a meeting at which a quorum is present (in the case of an action at a meeting).

          "Majority in Voting Interest" means, at any time, a Member or Members
           ---------------------------
which own a majority of the Voting Units outstanding at such time.

          "Management Securities Repurchase Agreements" means the Management
           -------------------------------------------
Securities Repurchase Agreements, dated as of October 6, 1998, one by and among the Company, Joseph Koff and ABRY, one by and among the Company, David Unger and ABRY, and all other agreements into which the Company may enter with any employee of or consultant to the Company or any of its Subsidiaries concerning the acquisition by such employee or consultant of any Unit and/or the reacquisition of any Unit by the Company, each as in effect from time to time.

          "Member" means each Person identified on the Members Schedule as of
           ------
the date hereof who has executed this Agreement or a counterpart hereof and each Person who may hereafter be admitted as a Member in accordance with the terms of this Agreement. The Members shall constitute the "members" (as that term is defined in the Delaware Act) of the Company.

          "Members Agreement" means that certain Second Amended and Restated
           -----------------
Members Agreement, dated as of October 18, 2000, by and among the Company and the Members of the Company named therein, as amended, restated, supplemented or otherwise modified from time to time.

          "Membership Interest" of any Member at any time means the entire
           -------------------
ownership interest of such Member in the Company at such time, including all benefits to which the owner of such Membership Interest is entitled under this Agreement and applicable law, together with all obligations of such Member under this Agreement, the Related Agreements and applicable law.

          "Minimum Gain" means Company minimum gain determined pursuant to
           ------------
Treasury Regulation section 1.704-2(d).

          "Muzak Merger Agreement" means that certain Agreement and Plan of
           ----------------------
Merger, dated as of January 29, 1999, by and among the Company; Audio Communications Network, LLC; Muzak Limited Partnership; MLP Acquisition, L.P. and MHC, as amended, restated, supplemented or otherwise modified from time to time.

          "Net Loss" means, for or with respect to a particular fiscal quarter
           --------
of a Fiscal Year or of a Fiscal Year, as the case may be, an amount equal to the excess, if any, of the Company's Losses over the Company's Profits for such fiscal quarter or Fiscal Year, as the case may be.

          "Net Profit" means, for or with respect to a particular fiscal quarter
           ----------
of a Fiscal Year or of a Fiscal Year, as the case may be, an amount equal to the excess, if any, of the Company's Profits over the Company's Losses for such fiscal quarter or Fiscal Year, as the case may be.

          "Net Taxable Income" or "Net Taxable Loss" means, for or with respect
           ------------------      ----------------
to a particular fiscal quarter of a Fiscal Year or to a Fiscal Year, as the case may be, an amount equal to the Company's taxable income or loss for such fiscal quarter or Fiscal Year, as the case may be, determined in accordance with section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction are required to be stated separately pursuant to section 703(a)(1) of the Code shall be included in the computation of taxable income or loss).

          "Net Taxable Profits" means, for or with respect to a particular
           -------------------
fiscal quarter of a Fiscal Year, the excess of (a) Net Taxable Income (and/or specially allocated items of income or gain) of the Company for such quarter and for the second, third and fourth fiscal quarters of each Fiscal Year, all prior fiscal quarters of such Fiscal Year and all prior Fiscal Years, over (b) Net Taxable Loss (and/or specially allocated items of loss or deduction) of the Company for such quarter and for the second, third and fourth fiscal quarters, all prior fiscal quarters of such Fiscal Year and all prior Fiscal Years.

          "Non-Distribution Amount" for any Class B Unit at any time means (a)
           -----------------------
$1,000, if such Class B Unit is a Class B-1 Unit, (b) $2,000, if such Class B Unit is a Class B-2 Unit, (c) $3,000, if such Class B Unit is a Class B-3 Unit,
(d) zero, if such Class B Unit is a Class B-4 Unit or (e) such amount as determined by written resolution of the Board at the time of the issuance of such Class B Unit (which resolution shall thereafter be attached as Exhibit A
                                                                    ---------
hereto), if such Class B Unit is a Class B-5 Unit.

          "Nonvoting Units" means any Series A Preferred Units and the Class B
           ---------------
Units.

          "Person" means any individual, corporation, partnership, limited
           ------
liability company, trust, joint venture, governmental entity or other unincorporated entity, association or group.

          "Preferred Units" means (a) the Series A Preferred Units, (b) each
           ---------------
other Unit having the rights and obligations specified with respect to "Preferred Units" in this Agreement, and (c) a Unit having the rights and obligations specified with respect to "Preferred Units" in this Agreement and any applicable Certificate of Designation.

          "Prime Rate" has the meaning set forth in Section 7.4.
           ----------

          "Profits" means items of income and gain of the Company determined
           -------
according to Section 6.3.

          "Public Offering" means an underwritten public offering and sale of
           ---------------
Common Units or any securities issued with respect to, or in exchange for, Common Units pursuant to an effective registration statement under the Securities Act; provided, that a Public Offering shall not include an offering made in connection with a business acquisition or combination pursuant to a registration statement on Form S-4 or any similar form, or an employee benefit plan pursuant to a registration statement on Form S-8 or any similar form.

          "Public Sale" means any sale of Restricted Securities to the public
           -----------
pursuant to an offering registered under the Securities Act or, after the consummation of an initial Public Offering, to the public pursuant to the provisions of Rule 144 (or any similar rule or rules then in effect) under the Securities Act.

          "Registration Agreement" means that certain Second Amended and
           ----------------------
Restated Registration Agreement, dated as of October 18, 2000, by and among the Company and the

Members of the Company named therein, as amended, restated, supplemented or otherwise modified from time to time.

          "Related Agreements" means the Investor Securities Purchase Agreement,
           ------------------
the Securities Purchase Agreement, the Subscription Agreement, the Management Securities Repurchase Agreements, the Members Agreement, the Registration Agreement, the Securityholders Agreement, the Capstar Contribution Agreement and the Boyd Contribution Agreement.

          "Required B-4 Holders" means (a) Music Holdings Corp., to the extent
           --------------------
that it holds all of the Class B-4 Units it owns as of the date hereof, or (b) the holders of a majority of the number of Class B-4 Units outstanding.

          "Restricted Securities" means (a) all Units issued by the Company and
           ---------------------
(b) any securities issued with respect to, or in exchange for, the Units referred to in clause (a) above in connection with a conversion, combination of units or shares, recapitalization, merger, consolidation or other reorganization, including in connection with the consummation of any reorganization plan. As to any particular Restricted Securities such securities shall cease to be Restricted Securities when they have been Transferred pursuant to a Public Sale.

          "Securities Purchase Agreement" means that certain Securities Purchase
           -----------------------------
Agreement, dated as of October 18, 2000, by and among the Company, BancAmerica, New York Life and Northwestern, as amended, restated, supplemented or otherwise modified from time to time.

          "Securityholders Agreement" means that certain Amended and Restated
           -------------------------
Securityholders Agreement, dated as of October 18, 2000, by and among the Company and the Members of the Company named therein, as amended, restated, supplemented or otherwise modified from time to time.

          "Series A Preferred Return" on any Series A Preferred Unit means, as
           -------------------------
of any particular date, (a) the amount accruing in respect of such Series A Preferred Unit (commencing with respect to such Series A Preferred Unit from the date the Company issues or issued such Series A Preferred Unit) at 15% per annum (or, upon the occurrence and during the continuation of an Event of Default (as such term is defined in the Securities Purchase Agreement), at 17% per annum), compounding on January 1, April 1, July 1 and October 1 (each, a "Compounding Date") of each Fiscal Year for the actual number of days in the period for which the Series A Preferred Return is being determined, on (i) the Unreturned Series A Preferred Unit Capital Value for such Series A Preferred Unit plus (ii) the Unpaid Series A Preferred Return (other than any Series A Redemption Premium) on such Series A Preferred Unit accruing prior to the preceding Compounding Date, plus (b) the Series A Redemption Premium, if any. In calculating the amount of
----
any Distribution to be made during any annual period, the portion of the Series A Preferred Return on such Series A Preferred Unit for such portion of such annual period elapsing before such Distribution is made will be taken into account.

          "Series A Preferred Unit" means a Unit having the rights and
           -----------------------
obligations specified with respect to "Series A Preferred Units" in this Agreement.

          "Series A Preferred Unit Capital Value" for each Series A Preferred
           -------------------------------------
Unit means $1,000.

          "Series A Redemption Premium" means, as of the time at which
           ---------------------------
Distributions are to be made under Section 7.1(b) (but not Section 7.3), an amount equal to the product of (a) the sum of (i) the average of the Unpaid Series A Preferred Return (exclusive of any Series A Redemption Premium that is part thereof) as of the close of business on each day during the 30-day period immediately prior to such date and (ii) the amount that is Distributed pursuant to, or in accordance with, Section 7.1(b) at such time, multiplied by (b) (i) in the event that such Distributions are made in connection with a redemption by the Company pursuant to Section 11.01 or 11.02(a) of the Securities Purchase Agreement, a percentage determined in accordance with the following schedule:

Distribution Date                                      Percentage
-----------------                                      ----------
Prior to October 17, 2001                              5.0%
October 18, 2001 to October 17, 2002                   4.0%
October 18, 2002 to October 17, 2003                   3.0%
October 18, 2003 to October 17, 2004                   2.0%
October 18, 2004 to October 17, 2005                   1.0%
Thereafter                                             0.0%

; or (ii) in the event that such Distributions are made in connection with a redemption by the Company pursuant to Section 11.02(b) of the Securities Purchase Agreement, a percentage determined in accordance with the following schedule:

Distribution Year                                      Percentage
-----------------                                      ----------
Prior to October 17, 2004                              6.0%
October 18, 2004 to October 17, 2005                   4.0%
October 18, 2005 to October 17, 2006                   2.0%
Thereafter                                             0.0%

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of such Person or entity or a combination thereof. For purposes of this Agreement, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director, managing member, or general partner of such limited liability company, partnership, association or other business entity.

          "Tax Matters Partner" has the meaning set forth in section 6231 of the
           -------------------
Code.

          "Transfer" means (a) as a noun, the transfer of ownership by sale,
           --------
exchange, assignment, gift, donation, grant or other conveyance of any kind, whether voluntary or involuntary, including Transfers by operation of law or legal process (and hereby expressly including, with respect to a Member, Assignee or other Person, any voluntary or involuntary (i) appointment of a receiver, trustee, liquidator, custodian or other similar official for such Member or all or any part of such Member, assignee or other Person or all or any part of the property of such Member, Assignee or other Person under any bankruptcy, reorganization or insolvency law, (ii) gift, donation, transfer by will or intestacy or other disposition, whether inter vivos or mortis causa and
(iii) any voluntary or involuntary transfer or other conveyance or disposition to a spouse or former spouse (including by reason of a separation agreement or divorce, equitable or community or marital property distribution, judicial decree or other court order relating to the division or partition of property between spouses or former spouses or other persons)); and (b) as a verb, the act of making any voluntary or involuntary Transfer.

          "Treasury Regulations" means the income tax regulations promulgated
           --------------------
under the Code as amended. Such term will be deemed to include any future amendments to such regulations and any corresponding provisions of succeeding regulations which are mandatory. Such term will also be deemed to include any future amendments or succeeding regulations which call for an election by the Company as to the application of the amendment or succeeding regulation to the Company if the Board so elect, to the extent that the Board determines that any such amendments and succeeding regulations do not materially and adversely affect the economic interests of the Members.

          "Unit" means the units into which the different classes of the
           ----
Company's membership interests are divided, consisting of all of the "Common
                                                                      ------
Units" and "Preferred Units" that may be issued by the Company pursuant to this
-----       ---------------
Agreement, and as provided and designated in the Members Schedule, with each such type, class or series of Units conferring the respective rights, privileges, preferences, benefits, powers, duties, obligations and limitations provided in this Agreement or any Certificate of Designation with respect thereto. Unless otherwise provided herein, references made herein to Units of a Member shall include all of that portion of such Member's Membership Interest that is represented by, attributable to, or that otherwise relates to, such Units.

          "Unitholder" means with respect to any Unit, the record holder thereof
           ----------
as evidenced on the Members Schedule.

          "Unpaid Series A Preferred Return" on any Series A Preferred Unit
           --------------------------------
means, as of any date, an amount equal to the excess, if any, of (a) the aggregate Series A Preferred Return accrued on such Series A Preferred Unit prior to such date, over (b) the aggregate amount of prior Distributions made on such Series A Preferred Unit by the Company pursuant to, or in accordance with,
Section 7.1(a), including advances of such Distributions in respect of such Series A Preferred Unit, whether made under Section 7.3, Section 7.4 or otherwise.

          "Unpaid Yield" on any Common Investment Unit means, as of any date, an
           ------------
amount equal to the excess, if any, of (a) the aggregate Yield accrued on such Common Investment Unit prior to such date, over (b) the aggregate amount of prior Distributions made on such Common Investment Unit by the Company pursuant to, or in accordance with, Section 7.1(c), including advances of such Distributions in respect of such Common Investment Unit, whether made under
Section 7.3, Section 7.4 or otherwise.

          "Unreturned Common Investment Unit Capital Value" means, for any
           -----------------------------------------------
Common Investment Unit, the amount of the Common Investment Unit Capital Value for such Common Investment Unit, reduced by all Distributions made by the Company in respect of such Common Investment Unit pursuant to, or in accordance with, Section 7.1(d), including advances of such Distributions in respect of such Common Investment Unit, whether made under Section 7.3, Section 7.4 or otherwise.

          "Unreturned Series A Preferred Unit Capital Value" means, for any
           ------------------------------------------------
Series A Preferred Unit, the amount of the Series A Preferred Unit Capital Value for such Series A Preferred Unit, reduced by all Distributions made by the Company in respect of such Series A Preferred Unit pursuant to, or in accordance with, Section 7.1(b), including advances of such Distributions in respect of such Series A Preferred Unit, whether made under Section 7.3, Section 7.4 or otherwise.

          "Voting Units" means the Common Investment Units.
           ------------

          "Yield" on any Common Investment Unit means, as of any particular
           -----
date, the amount accruing in respect of such Common Investment Unit (commencing with respect to such Common Investment Unit on the later of (a) the date the Company issues or issued such Common Investment Unit and (b) March 18, 1999), at 15% per annum, compounding on the last day of each Fiscal Year on (i) the Unreturned Common Investment Unit Capital Value for such Common Investment Unit plus (ii) the Unpaid Yield accrued on such Common Investment Unit on or prior to the last day of any Fiscal Year ending prior thereto. In calculating the amount of any Distribution to be made during an annual period, the portion of the Yield on such Common Investment Unit for such portion of such annual period elapsing before such Distribution is made will be taken into account.

1.2 Other Definitional Provisions. Capitalized terms used in this Agreement
    -----------------------------
which are not defined in this Article I shall have the meanings contained elsewhere in this Agreement. Defined terms used in this Agreement in the singular shall import the plural and vice versa.
                                     ----------

                                   ARTICLE II
                           Organization of the Company

2.1 Formation.
    ---------

          (a) The Company was formed upon the filing of the Certificate of
                                                            --------------
Formation of the Company (the "Certificate of Formation") with the Secretary of
---------
State of the State of Delaware on August 28, 1998, pursuant to the Delaware Act. This Agreement shall constitute the "limited liability company agreement" (as that term is used in the Delaware Act) of the

Company. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Delaware Act, this Agreement and the Related Agreements. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement or any Related Agreement than they would be in the absence of such provision, this Agreement or the applicable Related Agreement shall, to the extent permitted by the Delaware Act, control.

          (b) Any officer of the Company as an "authorized person" within the meaning of the Delaware Act, is hereby authorized, at any time that the applicable Member(s) have approved an amendment to the Certificate in accordance with the terms hereof, to promptly execute, deliver and file such amendment in accordance with the Delaware Act.

          (c) The Company, shall to the extent permissible, elect to be treated as a partnership for federal, foreign, state and local income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment and no Member shall take any action inconsistent with such treatment. The Company shall not be deemed a partnership or joint venture for any other purpose.

2.2 Name. The name of the Company is "Muzak Holdings LLC" or such other name or
    ----
names as the Board may from time to time designate; provided, that the name
                                                    --------
shall always contain the words "Limited Liability Company," "LLC" or "L.L.C."

2.3 Principal Place of Business. The principal place of business of the Company
    ---------------------------
shall be 3318 Lakemont Boulevard, Fort Mill, South Carolina 29708. The Company may locate its place or places of business (including its principal place of business) and registered office at any other place or places as the Board may from time to time deem necessary or advisable.

2.4 Registered Office and Registered Agent. The Company's registered office
    --------------------------------------
shall be at Corporation Service Company, 2711 Centreville Road, Suite 400, Wilmington, Delaware, 19808, and the name of its initial registered agent at such address shall be Corporation Service Company.

2.5 Term. The term of existence of the Company shall be perpetual from the date
    ----
the Certificate of Formation was filed with the Secretary of State of Delaware, unless the Company is dissolved in accordance with the provisions of this Agreement.

2.6 Purposes and Powers. The purposes and character of the business of the
    -------------------
Company shall be to transact any or all lawful business for which limited liability companies may be organized under the Delaware Act. The Company shall have any and all powers which are necessary or desirable to carry out the purposes and business of the Company, including the ability to incur and guaranty indebtedness, to the extent the same may be legally exercised by limited liability companies under the Delaware Act. The Company shall carry out the foregoing activities pursuant to the arrangements set forth in this Agreement. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

                                  ARTICLE III
                            Management of the Company

3.1 Board of Directors.
    ------------------

          (a) Establishment. There is hereby established a committee (the
              -------------
"Board") comprised of natural persons (the "Directors") having the authority and
 -----                                      ---------
duties set forth in this Agreement. Each Director shall be designated as either a "Class A Director" or a "Class B Director". Each Class A Director shall be
   ----------------        ----------------
entitled to three votes and each Class B Director shall be entitled to one vote. Any decisions to be made by the Board shall require the approval of a Majority of the Board. Except as provided in the immediately preceding sentence, no Director acting alone, or with any other Director or Directors, shall have the power to act for or on behalf of, or to bind the Company. Each Director shall be a "manager" (as that term is defined in the Delaware Act) of the Company, but, notwithstanding the foregoing, no Director shall have any rights or powers beyond the rights and powers granted to such Director in this Agreement. Directors need not be residents of the State of Delaware.

          (b) Powers. The business and affairs of the Company shall be managed
              ------
by or under the direction of the Board.


          (c) Number of Directors; Term of Office. The authorized number of each
              -----------------------------------
class of Directors shall, as of the date hereof, be three Class A Directors and five Class B Directors and, hereafter, the authorized number of each class of Directors may be increased or decreased by the Board; provided, that, so long as
                                                      --------
any Series A Preferred Units are outstanding, during the continuation of any Class A Default (as such term is defined in the Securities Purchase Agreement), the authorized number of Class A Directors shall be increased by two to five and such additional Class A Directors shall be elected, and, during the continuation of any Class B Default (as such term is defined in the Securities Purchase Agreement) at any time when no Class A Default is continuing, the authorized number of Class B Directors shall be increased by two to seven and such additional Class B Directors shall be elected, in each case in accordance with the terms of Section 2(a)(iv) of the Securityholders Agreement. Each Director shall be elected by vote of a Majority in Voting Interest or as otherwise provided in the Members Agreement or the Securityholders Agreement and shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.

                    (i) Subject to the terms and provisions of the Securityholders Agreement, a Majority in Voting Interest may remove, for or without cause, any Director and fill the resulting vacancy; provided, that whenever any Director shall have been elected by a
          --------
          particular Member or Members pursuant to the Securityholders Agreement, such Director may be removed and the vacancy filled only by such Member or Members entitled to designate such Director as set forth in the Securityholders Agreement.

                    (ii) A Director may resign at any time by giving written notice to the Board. Any such resignation shall take effect at the time of the receipt of such notice or any later effective time specified in such notice; and, unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make such resignation effective. Any vacancy caused by any such resignation or by the death of any Director or for any other reason (including due to the authorization by the Board of a newly created directorship) other than due to any removal pursuant to Section 3.1(c)(i) may be filled by a Majority in Voting Interest; provided, that whenever any vacancy relates to a Director that has been elected by a particular Member or Members pursuant to the Securityholders Agreement, such vacancy may be filled only by such Member or Members, to the extent such Member or Members are then entitled to designate such a Director as set forth in the Securityholders Agreement.

          (d) Meetings of the Board. The Board shall meet at such time and at
              ---------------------
such place (either within or without the State of Delaware) as the Board may designate; provided, that the Board shall meet not less than two times in any
           --------
twelve month period. Meetings of the Board shall be held on the call of any two Directors upon at least four Business Days (if the meeting is to be held in person) or two Business Days (if the meeting is to be held telephonically) by oral or written notice to the Directors, or upon such shorter notice as may be approved by all of the Directors. Any Director may waive such notice as to himself. A record shall be maintained by the Secretary of the Company of each meeting of the Board.

                    (i) Conduct of Meetings. Any meeting of the Directors may be
                        -------------------
          held in person or telephonically.

                    (ii) Quorum; Voting. A Majority of the Board shall
                         --------------
          constitute a quorum of the Board for purposes of conducting business. At all times when the Board is conducting business at a meeting of the Board, a quorum of the Board must be present at such meeting. If a quorum shall not be present at any meeting of the Board, then the Directors present at the meeting may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present. A Director may vote or be present at a meeting either in person or by proxy. Except as otherwise provided herein or required by applicable law, resolutions of the Board at any meeting of the Board shall be adopted by the affirmative vote of a Majority of the Board.

                    (iii) Attendance and Waiver of Notice. Attendance of a
                          -------------------------------
          Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

                    (iv) Actions Without a Meeting. Notwithstanding any
                         -------------------------
          provision contained in this Agreement, any action of the Board may be taken by written consent without a meeting. Any such action taken by the Board without a meeting shall be effective only if the written consent or consents are in writing, set forth the action so taken and are signed by a Majority of the Board, or such greater number of the Directors that would be necessary to take such action at a validly constituted meeting of the Board.

          (e) Board Observers. Subject to the terms and provisions of the
              ---------------
Securityholders Agreement, BancAmerica, New York Life and Northwestern may each select one representative to attend as an observer at all meetings of the Board and each committee thereof.

          (f) Compensation of the Directors. Directors, as such, shall not
              -----------------------------
receive any stated salary for their services, but shall receive such compensation for their services as may be from time to time agreed upon by a Majority in Voting Interest. In addition, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board; provided, that nothing contained in this Agreement shall be construed to preclude any Director from serving the Company or any of its Subsidiaries in any other capacity and receiving compensation for such service.

          (g) Chairman of the Board. A Majority of the Board may elect any one
              ---------------------
of the Directors to be the Chairman of the Board (the "Chairman"). At any time,
                                                       --------
the Chairman, if any, may be removed from his or her position as Chairman by a Majority of the Board. The Chairman, in his or her capacity as the Chairman of the Board, shall not have any of the rights or powers of an officer of the Company.

3.2 Committees of the Board.
    -----------------------

          (a) Creation. The Board may, by resolution, designate and appoint from
              --------
among the Directors one or more committees (including, but not limited to, an Audit Committee, a Nominating Committee and a Compensation Committee), each consisting of one or more Directors. The Board may designate one or more Directors as alternate members of any committee, who may, subject to any limitations imposed by the Board, replace absent or disqualified Directors at any meeting of such committee. Any member of any committee may be removed by a Majority of the Board. Any committee, to the extent provided in the resolution designating such committee, shall have and may exercise all of the authority of the Board, subject to the limitations set forth in the Delaware Act or in such resolution. Unless the resolution designating a committee or this Agreement expressly provides, such committee shall not have the authority to authorize or make a Distribution to the Members or to authorize the issuance of Units.

          (b) Limitation of Authority. No committee of the Board shall have the
              -----------------------
authority of the Board to:

                    (i) amend this Agreement, except that a committee may, to the extent provided in the resolution designating such committee or in this Agreement, exercise the authority of the Board provided in this Agreement to establish the relative rights, obligations, preferences and limitations of any type, class or series of Units;

                    (ii) approve a plan of merger of the Company;

                    (iii) recommend to the Members a voluntary dissolution of the Company or a revocation thereof;

                    (iv) fill vacancies in the Board;

                    (v) fix the compensation of any member or alternate members of such committee; or

                    (vi) alter or repeal any resolution of the Board that by its terms provides that it shall not be so amendable or repealable.

3.3 Officers.
    --------

          (a) Appointment of Officers. The Board shall appoint individuals as
              -----------------------
officers of the Company ("officers"), which shall include (i) a Chief Executive
                          --------
Officer, (ii) a Treasurer, (iii) a Secretary and (iv) such other officers (including, without limitation, a President or any number of Vice Presidents) as the Board deems advisable. No officer need be a Member or a Director. An individual can be appointed to more than one office. Each officer of the Company shall be a "manager" (as that term is used in the Delaware Act) of the Company, but, notwithstanding the foregoing, no officer of the Company shall have any rights or powers beyond the rights and powers granted to such officer in this Agreement. The officers of the Company as of the date hereof are listed on the attached Schedule A.
         ----------

          (b) Duties of Officers Generally. Under the direction of and, at all
              ----------------------------
times, subject to the authority of the Board, the officers shall have full and complete discretion to manage and control the day-to-day business, operations and affairs of the Company in the ordinary course of its business, to make all decisions affecting the day-to-day business, operations and affairs of the Company in the ordinary course of its business and to take all such actions as they deem necessary or appropriate to accomplish the foregoing. In addition, the officers shall have such other powers and duties as may be prescribed by the Board or this Agreement. The Chief Executive Officer shall have the power and authority to delegate to any agents or employees of the Company rights and powers of officers of the Company to manage and control the day-to-day business, operations and affairs of the Company in the ordinary course of its business as the Chief Executive Officer may deem necessary or appropriate from time to time.

          (c) Authority of Officers. Subject to Section 3.3(b), any officer of
              ---------------------
the Company shall have the right, power and authority to transact business in the name of the Company or to act for or on behalf of or to bind the Company. With respect to all matters within the ordinary course of business of the Company, third parties dealing with the Company may rely conclusively upon any certificate of any officer to the effect that such officer is acting on behalf of the Company.

          (d) Removal, Resignation and Filling of Vacancy of Officers. The Board
              -------------------------------------------------------
may remove any officer, for any reason or for no reason, at any time. Any officer may resign at any time by giving written notice to the Board. Any such resignation shall take effect at the date of the receipt of such notice or at any later date specified in such notice; provided, that and, unless otherwise
                                         --------
specified in such notice, the acceptance of such resignation shall not be necessary to make such resignation effective. Any such resignation shall be without prejudice to the rights, if any, of the Company or such officer under this Agreement. A vacancy in any office because of death, resignation, removal or otherwise shall be filled in the manner prescribed in this Agreement for regular appointments to such office.

          (e) Compensation of Officers. The officers shall be entitled to
              -------------------------
receive compensation from the Company as determined by the Board.

          (f) Chief Executive Officer. Under the direction of and, at all times,
              -----------------------
subject to the authority of the Board, the Chief Executive Officer shall have general supervision over the day-to-day business, operations and affairs of the Company. The Chief Executive Officer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board.

          (g) Treasurer. The Treasurer shall keep and maintain, or cause to be
              ---------
kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital and Units. The Treasurer shall have the custody of the funds and securities of the Company, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company. The Treasurer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board.

          (h) Secretary. The Secretary shall (i) keep the minutes of the
              ---------
meetings of the Members and of the Board in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of this Agreement and as required by law; (iii) be custodian of the company records; (iv) keep a register of the addresses of each Member which shall be furnished to the Secretary by such Member; (v) have general charge of the Members Schedule; and (vi) in general perform all duties incident to the office of a secretary of a company. The Secretary shall have such other powers and perform such other duties as may from time to time be prescribed by the Board.

3.4 Fiduciary Duties. The Directors, in the performance of their duties as such,
    ----------------
shall owe to the Members duties of loyalty and due care of the type owed by the directors of a corporation to the stockholders of such corporation under the laws of the State of Delaware. The officers, in the performance of their duties as such, shall owe to the Members duties of loyalty and due care of the type owed by the officers of a corporation to the stockholders of such corporation under the laws of the State of Delaware.

3.5 Performance of Duties; Liability of Directors and Officers. In performing
    ----------------------------------------------------------
his or her duties, each of the Directors and each of the officers shall be entitled to rely in good faith on the provisions of this Agreement and the Related Agreements and on information, opinions, reports, or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, Profits or Losses of the Company or any facts pertinent to the existence and amount of assets from which Distributions to Members might properly be paid) of the following other Persons or groups: (a) one or more officers or employees of the Company; (b) any attorney, independent accountant, or other Person employed or engaged by the Company or (c) any other Person who has been selected with reasonable care by or on behalf of the Company, in each case as to matters which such relying Person reasonably believes to be within such other Person's professional or expert competence. The preceding sentence shall in no way limit any Person's right to rely on information to the extent provided in section 18-406 of the Delaware Act. No individual who is a Director or an officer of the Company, or any combination of the foregoing, shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, whether that liability or obligation arises in contract, tort, or otherwise, solely by reason of being an Director or an officer of the Company or any combination of the foregoing.

3.6 Indemnification. Notwithstanding Section 3.4, the Directors and officers
    ---------------
shall not be liable, responsible or accountable for damages or otherwise to the Company, or to the Members; and, to the fullest extent allowed by law, each Director and each officer shall be indemnified and held harmless by the Company, including advancement of reasonable attorneys' fees and other expenses, but only to the extent that the Company's assets are sufficient therefor, from and against all claims, liabilities, and expenses arising out of any management of Company affairs; provided, that (a) such Director's or officer's course of conduct was pursued in good faith and believed by him to be in the best interests of the Company and was reasonably believed by him to be within the scope of authority conferred on such Director or officer pursuant to this Agreement and (b) such course of conduct did not constitute gross negligence or willful misconduct on the part of such Director or officer and otherwise was in accordance with the terms of this Agreement. The rights of indemnification provided in this Section 3.6 are intended to provide indemnification of the Directors and the officers to the fullest extent permitted by Delaware General Corporation Law regarding a corporation's indemnification of its directors and officers and will be in addition to any rights to which the Directors or officer may otherwise be entitled by contract or as a matter of law and shall extend to their respective heirs, personal representatives and assigns. The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Section 3.6. Each Director's and each officer's right to indemnification pursuant to this Section 3.6 may be conditioned upon the delivery by such Director or such officer of a written undertaking to repay such amount if such individual is determined pursuant to this Section 3.6 or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited general obligation.

                                   ARTICLE IV
                             Members; Voting Rights

4.1 Meetings of Members.
    -------------------

          (a) Generally. Meetings of the Members may be called by the Board or
              ---------
by a Majority in Voting Interest. Only Members who hold Voting Units shall have the right to attend meetings of the Members. All meetings of the Members shall be held telephonically or at the principal office of the Company or at such other place within or without the State of Delaware as may be determined by the Board or the Member(s) calling the meeting, as the case may be, and set forth in the respective notice or waivers of notice of such meeting. A record shall be maintained by the Secretary of the Company of each meeting of the Members.

          (b) Notice of Meetings of Members. Written notice stating the place,
              -----------------------------
day and hour of the meeting shall be delivered at least five Business Days prior to the date of the meeting to each holder of Voting Units (with a copy to the Secretary of the Company), by or at the direction of the Board or the Member(s) calling the meeting, as the case may be. Such notice may, but need not, specify the purpose or purposes of such meeting and may, but need not, limit the business to be conducted at such meeting to such purpose or purposes.

          (c) Quorum; Voting. Except as otherwise provided herein or by
              --------------
applicable law, a Majority in Voting Interest, represented in person or by proxy, shall constitute a quorum of Members for purposes of conducting business. Once a quorum is present at a meeting of the Members, the subsequent withdrawal from the meeting of any Member prior to adjournment or the refusal of any Member to vote shall not affect the presence of a quorum at the meeting. If, however, such quorum shall not be present at any meeting of the Members, the Members entitled to vote at such meeting shall have the power to adjourn the meeting, without notice other than announcement at the meeting, until a Majority in Voting Interest shall be present or represented. Except as otherwise provided herein or required by applicable law, resolutions of the Members at any meeting of Members shall be adopted by the affirmative vote of a Majority in Voting Interest represented and entitled to vote at such meeting at which a quorum is present.

          (d) Actions Without a Meeting. Unless otherwise prohibited by law, any
              -------------------------
action to be taken at a meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a Majority in Voting Interest and such consent is delivered to the Secretary of the Company promptly after the effective date of such consent. A record shall be maintained by the Secretary of the Company of each such action taken by written consent of the Members.

4.2 Voting Rights. Except as specifically provided in this Agreement, the
    -------------
Related Agreements or otherwise required by applicable law, for all purposes hereunder, including for purposes of Article III hereof, each Member shall be entitled to (a) one vote per Voting Unit held by such Member and (b) no votes for any Nonvoting Units held by such Member. A Member which owns Voting Units may vote or be present at a meeting either in person or by proxy. There will be no cumulative voting in the election or removal of Directors.

4.3 Registered Members. The Company shall be entitled to treat the owner of
    ------------------
record of any Units as the owner in fact of such Unit for all purposes, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such Unit on the part of any other Person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided by this Agreement or the laws of the State of Delaware.

4.4 Limitation of Liability. Except as otherwise provided in the Delaware Act or
    -----------------------
in this Agreement, no Member will be obligated personally for any debt, obligation or liability of the Company or of any other Member by reason of being a Member, whether arising in contract tort or otherwise. Except as otherwise provided in the Delaware Act, by law or expressly in this Agreement, no Member will have any fiduciary or other duty to another Member with respect to the business and affairs of the Company. No Member will have any responsibility to restore any negative balance in his or her Capital Account or to contribute to or in respect of the liabilities or obligations of the Company or return Distributions made by the Company except as required by the Delaware Act or other applicable law.

4.5 Withdrawal; Resignation. A Member shall not cease to be a Member as a result
    -----------------------
of the Bankruptcy of such Member or as result of any other events specified in section 18-304 of the Delaware Act. So long as a Member continues to own or hold any Units, such Member shall not have the ability to resign as a Member prior to the dissolution and winding up of the Company and any such resignation or attempted resignation by a Member prior to the dissolution or winding up of the Company shall be null and void. As soon as any Person who is a Member ceases to own or hold any Units, such Person shall no longer be a Member.

4.6 Death of a Member. The death of any Member shall not cause the dissolution
    -----------------
of the Company. In such event, the Company and its business shall be continued by the remaining Member or Members.

4.7 Authority. No Member, in its capacity as a Member, shall have the power to
    ---------
act for or on behalf of, or to bind the Company.

4.8 Outside Activities. Subject to the terms of any agreement by any Member to
    ------------------
the contrary, a Member may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities which compete with the Company; provided, that MEM Holdings shall not acquire, nor shall it allow any of its Affiliates (other than the Company or any of its Subsidiaries) to acquire, any assets which constitute a business unit or substantially all of the equity securities of any Person, in each case, which consists primarily of Muzak franchises or some other provider of on-location background and foreground music services to commercial entities. Neither the Company nor any other Member shall have any rights by virtue of this Agreement in any business interests or activities of any Member.

                                   ARTICLE V
                                Units; Membership

5.1 Units Generally; Membership Interests
    -------------------------------------

          . The Membership Interests of the Members shall be comprised of issued and outstanding Units, which may be divided into one or more types or classes or series, with each type or class or series having the rights and privileges, including voting rights, if any, set forth in this Agreement and any applicable Certificate of Designation. The Secretary of the Company shall maintain a schedule of all Members from time to time, which includes their respective mailing addresses and the Units held by them (as the same may be amended, modified or supplemented from time to time, the "Members Schedule"), a copy of
                                                 ----------------
which as of the date hereof is attached hereto as Schedule B. The Members shall
                                                  ----------
have no interest in the Company other than the Membership Interests conferred by this Agreement and any applicable Certificate of Designation and represented by the Units, which shall be deemed to be personal property giving only the rights conferred by this Agreement and any applicable Certificate of Designation. Ownership of a Unit (or fraction thereof) shall not entitle a Member to call for a partition or division of any property of the Company or for any accounting.

5.2 Authorization and Issuance of Units.
    -----------------------------------

          (a) Preferred Units.
              ---------------

                    (i) Series A Preferred Units. The Company hereby authorizes
                        ------------------------
          the issuance of Series A Preferred Units, and hereby issues, 85,000 Series A Preferred Units, all of which are outstanding as of the date hereof as set forth on the Members Schedule (as in effect on the date hereof).

                    (ii) Other Preferred Units. The Company hereby authorizes
                         ---------------------
          the issuance of other Preferred Units, none of which are outstanding as of the date hereof. With respect to such Preferred Units, the Board is authorized, subject to limitations prescribed by law, to provide for the issuance of such Preferred Units in series, and by adopting a "Certificate of Designation" (a "Certificate of Designation") (which
                                           --------------------------
          Certificate of Designation shall thereafter be attached as Exhibit B
                                                                      --------
          hereto), to establish the number of Preferred Units to be included in each such series, and to fix the relative rights, obligations, preferences and limitations of the Preferred Units of each such series.

          (b) Class A Units. The Company hereby authorizes the issuance of Class
              -------------
A Units, of which 123,494.786 Class A Units are outstanding as of the date hereof as set forth on the Members Schedule (as in effect on the date hereof).

          (c) Class A-1 Units. The Company hereby authorizes the issuance of
              ---------------
Class A-1 Units, of which 8,928.571 Class A-1 Units are outstanding as of the date hereof as set forth on the Members Schedule (as in effect on the date hereof).

          (d) Class A-2 Units. The Company hereby authorizes the issuance of
              ---------------
Class A-2 Units, none of which are outstanding as of the date hereof as set forth on the Members Schedule (as in effect on the date hereof).

          (e) Class B-1 Units. The Company hereby authorizes the issuance of
              ---------------
Class B-1 Units, of which 2,499.700 Class B-1 Units are outstanding as of the date hereof as set forth on the Members Schedule (as in effect on the date hereof).

          (f) Class B-2 Units. The Company hereby authorizes the issuance of
              ---------------
Class B-2 Units, of which 2,508.000 Class B-2 Units are outstanding as of the date hereof as set forth on the Members Schedule (as in effect on the date hereof).

          (g) Class B-3 Units. The Company hereby authorizes the issuance of
              ---------------
Class B-3 Units, of which 2,516.000 Class B-3 Units are outstanding as of the date hereof as set forth on the Members Schedule (as in effect on the date hereof).

          (h) Class B-4 Units. The Company hereby authorizes the issuance of
              ---------------
Class B-4 Units, of which 3,001.612 Class B-4 Units are outstanding as of the date hereof as set forth on the Members Schedule (as in effect on the date hereof).

          (i) Class B-5 Units. The Company hereby authorizes the issuance of
              ---------------
Class B-5 Units, none of which are outstanding as of the date hereof.

          (j) Additional Units. Except as expressly provided by this Agreement,
              ----------------
the Company shall not authorize, issue or sell, or cause to be authorized, issued or sold, any Units.

5.3 Unit Certificates.
    -----------------

          (a) All Units shall be represented by certificates. Each such certificate shall be signed by an officer of the Company, certifying the number of Units owned by the holder of such Units and stating the type, class and/or series of such Units. All certificates for each type and class or series of Units shall be consecutively numbered or otherwise identified. The name of the Person to whom the Units represented thereby are issued, the number, type and class or series of Units and date of issue, shall be entered on the books of the Company and, until such Units are transferred on the books of the Company (including the Members Schedule), such Person shall be deemed to be the owner of such Units for all purposes. Units shall only be transferred on the books of the Company (including the Members Schedule) by the holder of record thereof, or by such holder's attorney duly authorized in writing, upon surrender to the Company of the certificate(s) for such Units endorsed by the appropriate Person(s), with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Company may reasonably require, and accompanied by all necessary transfer stamps. If all conditions to such a transfer have been met, it shall be the duty of the Company to issue a new certificate to the Person entitled thereto, cancel the old certificate(s), and record the transaction on its books (including the Members Schedule).

          (b) Any officer of the Company may direct a new certificate(s) to be issued in place of any certificate(s) previously issued by the Company alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming the certificate to be lost, stolen or destroyed. When authorizing such issuance of a new certificate(s), such officer may, in his or her discretion and as a condition precedent to the issuance of such new certificate(s), require the owner of such lost, stolen or destroyed certificate(s), or his or her legal representative, to give the Company a bond sufficient to indemnify the Company against any claim that may be made against the Company on account of such loss, theft or destruction or of the issuance of such new certificate.

5.4 Issuance of Units. Subject to Section 5.6 and to the limitations contained
    -----------------
in Section 11.5 hereof, the Company (with the approval of the Board) shall have the right to issue any authorized but unissued Units; provided, that the Company
                                                      --------
shall not issue any Units to any Person unless such Person has executed and delivered to the Secretary of the Company the documents described in Section 5.5 hereof. Upon the issuance of Units, the Board shall adjust the Capital Accounts of the Members as necessary in accordance with Section 6.2.

5.5 New Members from the Issuance of Units. In order for a Person to be admitted
    --------------------------------------
as a Member of the Company pursuant to the issuance of Units to such Person, such Person shall have executed and delivered to the Secretary of the Company a written undertaking to be bound by the terms and conditions of this Agreement substantially in the form of Exhibit C hereto (each, a "Joinder"). Upon
                             ---------                  -------
execution of a Joinder, the amendment of the Members Schedule by the Secretary of the Company and the satisfaction of any other applicable conditions, including the receipt by the Company of payment for the issuance of the applicable Units, such Person shall be admitted as a Member and deemed listed as such on the books and records of the Company and thereupon shall be issued his or its Units. The Board shall then adjust the Capital Accounts of the Members as necessary in accordance with Section 6.2.

5.6 Class B-4 Units.
    ---------------

          (a) Mandatory Issuances of Class B-4 Units. If the Company shall
              --------------------------------------
declare a dividend or make a Distribution on any of its outstanding Common Units in Common Units, or subdivide or reclassify any of its outstanding Common Units into a greater number of Common Units (other than any dividend, Distribution, subdivision or reclassification equally applicable to all Common Units), the number of Class B-4 Units held by any Member at the time of the effective date of or record date for such dividend, Distribution, subdivision or reclassification shall be adjusted so that it shall equal the number of Class B-4 Units held by such Member immediately prior to such action multiplied by a fraction, the numerator of which shall be the number of Common Units outstanding after giving effect to such action, and the denominator of which shall be the number of Common Units outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) Restrictions on the Issuance of Class B-4 Units. Without the prior
              -----------------------------------------------
consent of holders of a majority of the number of Class B-4 Units then outstanding, the Company shall not issue any Class B-4 Units except (i) pursuant to the terms of the Muzak Merger Agreement, (ii) pursuant to the terms of the Boyd Contribution Agreement, (iii) pursuant to Section 5.6(a), or (iv) pursuant to Article X of the Securities Purchase Agreement.

          (c) Qualified Public Offering. Immediately prior to the consummation
              -------------------------
of any Qualified Public Offering (as such term is defined in the Members Agreement), the Members agree to convert Class A Units and Class B-4 Units, on a per Common Unit basis, into common equity securities of the applicable successor corporation and that each share of such common equity securities of the applicable successor corporation shall have equal voting, dividend and liquidation rights. For greater certainty, the Members agree that upon the conversion of the Company into a corporation (whether accomplished by merger, conversion or other means) in order to consummate a Qualified Public Offering, each Class A Unit and each Class B-4 Unit shall be treated equally in such conversion for all purposes and no Class A Units or Class B-4 Units shall entitle the holder thereof to any preferential rights including, without limitation, to Distributions of Yield or Unpaid Yield.

                                   ARTICLE VI
                   Capital Contributions and Capital Accounts

6.1 Capital Contributions.
    ---------------------

          (a) Prior to, or as of, the date hereof, each Person who is a Member as of the date hereof has made or is deemed to have made, the Capital Contributions giving rise to such Member's initial Capital Account and is deemed to own the number, type and class or series of Units, in each case, in the amounts set forth opposite such Member's name on the Members Schedule as in effect on the date hereof.

          (b) No Member shall make or be required to make any additional contributions to the Company with respect to such Member's Units. Except as expressly provided herein, no Member, in its capacity as a Member, shall have the right to receive any cash or any other property of the Company.

6.2 Capital Accounts. The Company will maintain a separate Capital Account for
    ----------------
each Member according to the rules of Treasury Regulation section 1.704-1(b)(2)(iv). For this purpose, the Company may, upon the occurrence of the events specified in Treasury Regulation section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulation section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of Company property.

6.3 Method of Determining Profits and Losses. For purposes of computing the
    ----------------------------------------
amount of any item of Company income, gain, loss or deduction to be allocated pursuant to Article VIII and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item will be the same as its determination, recognition and classification for federal income tax purposes (including any method of depreciation, cost recovery or amortization used for this purpose); provided, that:

          (a) the computation of all items of income, gain, loss and deduction will include tax-exempt income and those items described in Treasury Regulation section 1.704-1(b)(2)(iv)(i) without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes;

          (b) if the Book Value of any Company property is adjusted pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment will be taken into account as gain or loss from the disposition of such property;

          (c) items of income, gain, loss or deduction attributable to the disposition of Company property having a Book Value that differs from its adjusted basis for tax purposes will be computed by reference to the Book Value of such property;

          (d) items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted basis for tax purposes will be computed by reference to the property's Book Value in accordance with Treasury Regulation section 1.704-1(b)(2)(iv)(g); and

          (e) to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

6.4 Negative Capital Accounts. If any Member has a deficit balance in its
    -------------------------
Capital Account, such Member shall have no obligation to restore such negative balance or to make any Capital Contributions to the Company by reason thereof, and such negative balance shall not be considered an asset of the Company or of any Member.

6.5 No Withdrawal. No Member will be entitled to withdraw any part of its
    -------------
Capital Contribution or Capital Account or to receive any Distribution from the Company, except as expressly provided in this Agreement or any applicable Related Agreement.

6.6 Loans From Members. Loans by Members to the Company shall not be considered
    ------------------
Capital Contributions.

6.7 Status of Capital Contributions.
    -------------------------------

          (a) No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account, except as otherwise specifically provided in this Agreement.

          (b) Except as otherwise provided by applicable law, no Member shall be required to lend any funds to the Company or to make any additional Capital Contributions to the Company.

          (c) No Member shall have any personal liability for the repayment of any Capital Contribution of any other Member.

                                   ARTICLE VII
                                  Distributions

7.1 Order of Priority Generally. As and when determined by the Board, the
    ---------------------------
Company may make Distributions at any time or from time to time. Except as otherwise expressly provided in this Agreement (including Sections 7.2, 7.3, 7.6 and 7.7), Article XI of the Securities Purchase Agreement, or any Certificate of Designation, all Distributions shall be made in the following order and priority (except any Series A Redemption Premium shall be Distributed to the Series A Preferred Unitholders at the same time (but shall otherwise be deemed to be Distributed pursuant to Section 7.1(a)) as Distributions are made to such Unitholder under Section 7.1(b)):

          (a) First, to the holders of Series A Preferred Units, in proportion
              -----
to and to the extent of the Unpaid Series A Preferred Return on the Series A Preferred Units owned by each such holder as of the time of such Distribution. No Distribution or any portion thereof may be made pursuant to, or in accordance with, Sections 7.1(b) through 7.1(j) until the entire amount of the Unpaid Series A Preferred Return on the Series A Preferred Units as of the time of such Distribution has been paid in full.

          (b) Second, to the holders of Series A Preferred Units, in proportion
              ------
to and to the extent of the Unreturned Series A Preferred Unit Capital Value in respect of the Series A Preferred Units owned by each such holder as of the time of such Distribution. No Distribution or any portion thereof may be made pursuant to, or in accordance with, Sections 7.1(c) through 7.1(j) until the entire amount of Unreturned Series A Preferred Unit Capital Value of the Series A Preferred Units as of the time of such Distribution has been paid in full.

          (c) Third, to the holders of Common Investment Units, in proportion to
              -----
and to the extent of the Unpaid Yield on the Common Investment Units owned by each such holder as of the time of such Distribution. No Distribution or any portion thereof may be made pursuant to, or in accordance with, Sections 7.1(d) through 7.1(j) until the entire amount of the Unpaid Yield on the Common Investment Units as of the time of such Distribution has been paid in full.

          (d) Fourth, to the holders of Common Investment Units, in proportion
              ------
to and to the extent of the Unreturned Common Investment Unit Capital Value in respect of the Common Investment Units owned by each such holder as of the time of such Distribution. No Distribution or any portion thereof may be made pursuant to, or in accordance with, Sections 7.1(e) through 7.1(j) until the entire amount of Unreturned Common Investment Unit Capital Value of the Common Investment Units as of the time of such Distribution has been paid in full.

          (e) Fifth, to the holders of Class A-1 Units, in proportion to and to
              -----
the extent of the Additional Class A-1 Unpaid Yield on the Class A-1 Units owned by each such holder as of the time of such Distribution. No Distribution or any portion thereof may be made pursuant to, or in accordance with, Sections 7.1(f) through 7.1(j) until the entire amount of the Additional Class A-1 Unpaid Yield on the Class A-1 Units as of the time of such Distribution has been paid in full.

          (f) Sixth, to the holders of Class A-2 Units, in proportion to and to
              -----
the extent of the Additional Class A-2 Unpaid Yield on the Class A-2 Units owned by each such holder as of the time of such Distribution. No Distribution or any portion thereof may be made pursuant to, or in accordance with, Sections 7.1(g) through 7.1(j) until the entire amount of the Additional Class A-2 Unpaid Yield on the Class A-2 Units as of the time of such Distribution has been paid in full.

          (g) Seventh, to the holders of Class A-1 Units, in proportion to and
              -------
to the extent of the Additional Class A-1 Unreturned Capital Value in respect of the Class A-1 Units owned by each such holder as of the time of such Distribution. No Distribution or any portion thereof may be made pursuant to, or in accordance with, Section 7.1(h) through 7.1(j) until the entire amount of Additional Class A-1 Unreturned Capital Value of the Class A-1 Units as of the time of such Distribution has been paid in full.

          (h) Eighth, to the holders of Class A-2 Units, in proportion to and to
              ------
the extent of the Additional Class A-2 Unreturned Capital Value in respect of the Class A-2 Units owned by each such holder as of the time of such Distribution. No Distribution or any portion thereof may be made pursuant to, or in accordance with, Section 7.1(i) through 7.1(j) until the entire amount of Additional Class A-2 Unreturned Capital Value of the Class A-2 Units as of the time of such Distribution has been paid in full.

          (i) Ninth, to the holders of Common Units upon which less than the
              -----
Catch-Up Amount has been paid, until an aggregate amount equal to the Catch-Up Amount has been paid with respect to each Common Unit. Amounts payable pursuant to, or in accordance with, this Section 7.1(i) will be paid first in respect of those Common Units upon which the least amount of Distributions have theretofore been paid, until Distributions have been paid in respect of such Common Units in an amount equal to the amount of Distributions theretofore paid on the Common Units which have theretofore been paid the second least amount. Distributions will then be paid in respect of such former Common Units and such latter Common Units until

Distributions have been paid in respect of all such Common Units in an amount equal to the amount of Distributions theretofore paid on the Common Units which have theretofore been paid the third least amount, and so on until the same amount has been paid in respect of all Common Units and thereafter Distributions shall be made pro rata among the holders of Common Units upon which less than the Catch-Up Amount has been paid. Adjustments shall be made under this Section 7.1(i) in respect of Class B Units for Distributions that are foregone under
Section 7.2, with such adjustments being made in the manner provided in Section
7.2. No Distribution or any portion thereof may be made pursuant to Section 7.1(j) until the aggregate amount of all Distributions made in respect of each Common Unit is equal to the Catch-Up Amount.

          (j) Tenth, to the holders of Common Units, pro rata according to the
              -----
number of Common Units owned by each such holder.

7.2 No Right to Receive Certain Distributions. Notwithstanding Section 7.1:
    -----------------------------------------

          (a) On Class B Units. A holder of any Class B Unit will forego
              ----------------
Distributions which would otherwise be made in respect of such Class B Unit from time to time pursuant to Section 7.1 (including by reason of Section 7.2(b)) in such amount(s) as may be required so that the aggregate amount of Distributions foregone with respect to such Class B Unit by reason of this Section 7.2(a) is equal to the Non-Distribution Amount for such Class B Unit; provided, that the
                                                            --------
amount of any Distribution foregone by a holder of any Class B Unit shall be treated as having been received by such holder for purposes of calculating the Catch-Up Amount and of determining whether, and to what extent, such holder is entitled to receive Distributions under Section 7.1(i). No holder of any Class B Unit will later have the right to receive any Distribution which is foregone pursuant to this Section 7.2(a), except to the extent that any portion of such foregone Distribution may ultimately be reallocated to such holder in accordance with Section 7.2(b).

          (b) Reallocation. All Distributions that are foregone in respect of
              ------------
any Class B Unit pursuant to Section 7.2(a) will be reallocated and paid instead to the holders of Common Units in accordance with Sections 7.1(i) and 7.1(j) (subject again to being foregone pursuant to Section 7.2(a)).

7.3 Tax Distributions. Notwithstanding the priority of Distributions in Section
    -----------------
7.1 or the effect of the Non-Distribution Amount in Section 7.2, the Company will, consistent with and subject to any restrictions which may be imposed under any contractual obligation of the Company or its Subsidiaries or applicable law, make Distributions to each Member in amounts such that, on the fifth Business Day prior to each date on which annual or quarterly federal income tax payments are required to be made by individuals, such Member has received Distributions (whether pursuant to this Section 7.3 or otherwise) in aggregate amounts equal to the excess, if any, of (a) the product of (i) the estimated Net Taxable Profits allocable to such Member as of the end of the fiscal quarter in respect of which such estimated federal income taxes are to be paid, multiplied by (ii) the highest effective income tax rate (federal, state and local, adjusted for any deductions and credits allowed by one taxing authority for income taxes paid to another taxing authority) that is applicable to any Member (segregating, with respect to the application of this Section 7.3, Net Taxable Profits for which different income tax rates under this Section 7.3 apply), over (b) all previous Distributions made to such Member in respect of such allocable Net Taxable Profits. The Company will, consistent with and subject to any restrictions which may be imposed under any contractual obligation of the Company or its Subsidiaries or applicable law, cause such Distributions to be made in a manner which permits such Members to use the proceeds of such Distributions to make on a timely basis all required estimated payments of income taxes in respect of the taxable income so allocated to them. The Distributions required by this Section 7.3 will, consistent with and subject to any restrictions which may be imposed under any contractual obligation of the Company or its Subsidiaries or applicable law, be made (i) without regard for the relative priorities and amounts set forth in Section 7.1 and (ii) without regard to Section 7.2. Distributions made to a Member pursuant to this Section 7.3, however, shall be taken into account for purposes of this Agreement as if they were made under Section 7.1 in respect of the allocations of Net Profit (or separately allocated items of income and gains) to which they relate and, therefore, shall reduce the Distributions that otherwise would be made to such Member under Section 7.1 in respect of such income. No Member shall be liable to the Company for any amount Distributed to it pursuant to this Section 7.3 or for any interest on such amount.

7.4 Indemnification and Reimbursement for Payments on Behalf of a Member. If the
    --------------------------------------------------------------------
Company is required to withhold and remit any federal, state, foreign or local income taxes levied on all or part of a Member's allocable share of net income and gains, such withholding by the Company shall be treated as a Distribution to the Member for whom such withholding is made and shall proportionately reduce the amount of Distributions to be paid directly to such Member. If the Board determines that the Company lacks sufficient funds to make Distributions in an aggregate amount that would allow for any such withholding, the Member for whom such withholding is to be made shall make Capital Contributions of cash or immediately available funds in the amount needed by the Company after said Distributions have been made to satisfy such withholding liability within ten days after being so notified by the Company. Should a Member fail to timely make any such Capital Contributions, such Member shall be in default and shall indemnify and hold the Company and the other Members harmless for any costs, penalties, payments or damages incurred by the Company or the other Members as a result of such failure, and such Member shall pay the Company interest in respect to any disbursements by the Company as a result of such Member failing to timely make the Capital Contributions required by this Section 7.4 at the lower of the Prime Rate plus three percentage points per annum, compounded monthly, or the highest rate of interest allowed by applicable law. The Company shall have the authority to apply any Distributions to which such defaulting Member would otherwise be entitled towards the satisfaction of the liabilities to the Company incurred by such Member under this Section 7.4. For purposes of this Section 7.4, "Prime Rate" means, as of a particular date, the prime rate of
                   ----------
interest as published on such date in the Wall Street Journal, and generally
                                          -------------------
defined therein as "the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks"; provided, that, if the Wall Street Journal is
                                --------               -------------------
not published on a date for which the Prime Rate must be determined, the Prime Rate shall be the prime rate published in the Wall Street Journal on the
                                              -------------------
nearest-preceding date on which the Wall Street Journal was published or if the
                                    -------------------
Wall Street Journal discontinues publishing a prime rate, the Prime Rate shall
-------------------
be the prime rate announced publicly from time to time by Bank of America, N.A. or successor bank.

7.5 Set-off against Distributions to Holders of Class B-4 Units. All
    -----------------------------------------------------------
Distributions to holders of Class B-4 Units pursuant to this Article VII or any other amounts payable to holders of Class B-4 Units pursuant to Article X hereof are subject to set-off in accordance with and pursuant to the terms of the Muzak Merger Agreement. This
Section 7.5 shall be binding upon each and every holder of Class B-4 Units.

7.6 Limitations on Distributions. Notwithstanding any provision to the contrary
    ----------------------------
contained in this Agreement, the Company shall not make any Distribution if such Distribution would violate section 18-607 of the Delaware Act or other applicable law or if such Distribution would violate any of the Company's debt financing agreements or any other debt financing agreement of which the Company is a guarantor, but shall instead make such Distribution as soon as practicable after such time as the making of such Distribution would not cause such violation.

7.7 Employee Redemptions. Notwithstanding Section 7.1, Distributions
    --------------------
constituting a payment by the Company for the redemption or repurchase (including pursuant to a Management Securities Repurchase Agreement) of any Unit initially issued to any employee or former employee of the Company or any Subsidiary of the Company or their permitted transferees, which redemption or repurchase is approved by the Board either contemporaneously with such redemption or repurchase or at the time of execution of such Management Securities Repurchase Agreement, may be made directly to such employee, former employee, or permitted transferee.

                                  ARTICLE VIII
                                   Allocations

8.1 Regular Allocations.
    -------------------

          (a) Allocations of Net Profit. Except as otherwise provided herein,
              -------------------------
including Section 8.2 and Section 10.2 (relating to allocation true-ups), or in any Certificate of Designation, Net Profit for any Fiscal Year or any other period (as the Board may determine) will be allocated among the Members as follows:

                    (i) First, to the holders of Series A Preferred Units until
                        -----
          the aggregate amount allocated under this Section 8.1(a)(i) over the life of the Company equals the sum (at the time of the allocation) of
          (A) the Series A Preferred Return on the Series A Preferred Units owned by each such holder at the time of such allocation and (B) the aggregate amount of Net Loss previously allocated under Section 8.1(b)(xi) to each such holder. The allocation of Net Profit under this Section 8.1(a)(i) shall be made pro rata to the holders of Series A Preferred Units, based upon the sum of the amounts in (A) and (B) above with respect to each such holder;

                    (ii) Second, to the holders of Series A Preferred Units in
                         ------
          an amount equal to the amount of Net Loss previously allocated to the holders of Series A Preferred Units under Section 8.1(b)(x) and not previously reversed by a Net Profit allocation under this Section 8.1(a)(ii). The allocation of Net Profit under this Section 8.1(a)(ii) shall be made pro rata to the holders of Series A Preferred Units, based upon the amount of Net Loss previously allocated to each such holder under Section 8.1(b)(x) and not previously reversed under this
          Section 8.1(a)(ii);

                    (iii) Third, to the holders of Common Investment Units until
                          -----
          the aggregate amount allocated under this Section 8.1(a)(iii) over the life of the Company equals the sum (at the time of the allocation) of
          (A) the Yield on the Common Investment Units owned by each such holder at the time of such allocation and (B) the aggregate amount of Net Loss previously allocated under Section 8.1(b)(ix) to each such holder. The allocation of Net Profit under this Section 8.1(a)(iii) shall be made pro rata to the holders of Common Investment Units, based upon the sum of the amounts in (A) and (B) above with respect to each such holder;

                    (iv) Fourth, to the holders of Common Investment Units in an
                         ------
          amount equal to the amount of Net Loss previously allocated to the holders of Common Investment Units under Section 8.1(b)(viii) and not previously reversed by a Net Profit allocation under this Section 8.1(a)(iv). The allocation of Net Profit under this Section 8.1(a)(iv) shall be made pro rata to the holders of Common Investment Units, based upon amount of Net Loss previously allocated to each such holder under Section 8.1(b)(viii) and not previously reversed under this
          Section 8.1(a)(iv);

                    (v) Fifth, to the holders of Class A-1 Units until the
                        -----
          aggregate amount allocated under this Section 8.1(a)(v) over the life of the Company equals the sum (at the time of the allocation) of (A) the Additional Class A-1 Yield on the Class A-1 Units owned by each such holder at the time of such allocation and (B) the aggregate amount of Net Loss previously allocated under Section 8.1(b)(vii) to each such holder. The allocation of Net Profit under this Section 8.1(a)(v) shall be made pro rata to the holders of Class A-1 Units, based upon the sum of the amounts in (A) and (B) above with respect to each such holder;

                    (vi) Sixth, to the holders of Class A-2 Units until the
                         -----
          aggregate amount allocated under this Section 8.1(a)(vi) over the life of the Company equals the sum (at the time of the allocation) of (A) the Additional Class A-2 Yield on the Class A-2 Units owned by each such holder at the time of such allocation and (B) the aggregate amount of Net Loss previously allocated under Section 8.1(b)(vi) to each such holder. The allocation of Net Profit under this Section 8.1(a)(vi) shall be made pro rata to the holders of Class A-2 Units, based upon the sum of the amounts in (A) and (B) above with respect to each such holder;

                    (vii) Seventh, to the holders of Class A-1 Units in an
                          -------
          amount equal to the amount of Net Loss previously allocated to the holders of Class A-1 Units under Section 8.1(b)(v) and not previously reversed by a Net Profit allocation under this Section 8.1(a)(vii). The allocation of Net Profit under this Section 8.1(a)(vii) shall be made pro rata to the holders of Class A-1 Units, based upon amount of Net Loss previously allocated to each such holder under Section 8.1(b)(v) and not previously reversed under this Section 8.1(a)(vii);

                    (viii) Eighth, to the holders of Class A-2 Units in an
                           ------
          amount equal to the amount of Net Loss previously allocated to the holders of Class A-2 Units under Section 8.1(b)(iv) and not previously reversed by a Net Profit allocation under this Section 8.1(a)(viii). The allocation of Net Profit under this Section 8.1(a)(viii) shall be made pro
               ---
          rata to the holders of Class A-2 Units, based upon amount of Net Loss
          ----
          previously allocated to each such holder under Section 8.1(b)(iv) and not previously reversed under this Section 8.1(a)(viii);

                    (ix) Ninth, to the holders of Class B Units in an amount
                         -----
          equal to the amount of Net Loss previously allocated to the holders of Class B Units under Section 8.1(b)(iii) and not previously reversed by a Net Profit allocation under this Section 8.1(a)(ix). The allocation of Net Profit under this Section 8.1(a)(ix) shall be made pro rata to the holders of Class B Units, based upon amount of Net Loss previously allocated to each such holder under Section 8.1(b)(iii) and not previously reversed under this Section 8.1(a)(ix);

                    (x) Tenth, to the holders of Common Units until the
                        -----
          aggregate amount allocated under this Section 8.1(a)(x) over the life of the Company equals the sum (at the time of the allocation) of (A) the Catch-Up Amount for each Common Unit (assuming all amounts Distributable to holders of Common Investment Units pursuant to, or in accordance with, Sections 7.1(i) and 7.1(j) hereof have been Distributed to such holders of Common Investment Units) (adjusted for the Non-Distribution Amount in respect of Class B Common Units) owned by each such holder at the time of such allocation, and (B) the aggregate amount of Net Loss previously allocated under Section 8.1(b)(ii) to each such holder. The allocation of Net Profit under this Section 8.1(a)(x) shall be made first to the holders of Common Units who received an allocation of Net Loss under Section 8.1(b)(ii) not previously reversed by a Net Profit allocation under this Section 8.1(a)(x) until all such allocations of Net Loss have been reversed, pro rata according to the amount of Net Loss allocated to them and not previously reversed under this Section 8.1(a)(x), second to the
                                                            ------
          holders of Common Units who received a Distribution under Section 7.1(i) not previously subject to a Net Profit allocation under this
          Section 8.1(a)(x) until all such Distributions have been made subject to a Net Profit allocation, pro rata according to the amount of Distributions received by them; and third to the holders of Common
                                              -----
          Units who are then entitled to receive a Catch-Up Amount
          (assuming all amounts Distributable to holders of Common Investment Units pursuant to Sections 7.1(i) and 7.1(j) hereof have been Distributed to such holders of Common Investment Units) according to the ordering provisions of Section 7.1(i); and

                    (xi) Eleventh, to the holders of Common Units, pro rata
                         --------
          according to the number of Common Units owned by each such holder.

          (b) Allocations of Net Loss. Except as otherwise provided herein,
              -----------------------
including Section 8.2 and Section 10.2 (relating to allocation true-ups), or in any Certificate of Designation, Net Loss for any Fiscal Year or any other period (as the Board may determine) will be allocated among the Members as follows:

                    (i) First, to the holders of Common Units in an amount equal
                        -----
          to the amount of Net Profit previously allocated to the holders of Common Units under Section 8.1(a)(xi) and not previously subject to a Net Loss allocation under this Section 8.1(b)(i), pro rata to such holders according to the amount of Net Profit allocated to them under
          Section 8.1(a)(xi);

                    (ii) Second, to the holders of Common Units in an amount
                         ------
          equal to the amount of Net Profit previously allocated to the holders of Common Units under Section 8.1(a)(x) and not previously subject to a Net Loss allocation under this Section 8.1(b)(ii); provided, that
                                                               --------
          the amount of Net Loss allocated under this Section 8.1(b)(ii) shall not exceed the Catch-Up Amount for all such holders (adjusted for the Non-Distribution Amount in respect of Class B Units). The allocation of Net Loss pursuant to this Section 8.1(b)(ii) shall be made in reverse of the ordering, provisions of Section 7.1(i);

                    (iii) Third, to the holders of Class B Units to the extent
                          -----
          necessary to make the balance of their Adjusted Capital Accounts attributable to Capital Contributions, if any, made with respect to the Class B Units equal to zero. The allocation of Net Loss pursuant to this Section 8.1(b)(iii) shall be made pro rata to such holders according to balance of the Adjusted Capital Accounts attributable to Capital Contributions made with respect to the Class B Units for each such holder;

                    (iv) Fourth, to the holders of Class A-2 Units to the extent
                         -----
          necessary to make the balance of their Adjusted Capital Accounts attributable to Capital Contributions made with respect to the Class A-2 Units to $1,000. The allocation of Net Loss pursuant to this
          Section 8.1(b)(iv) shall be made pro rata to such holders according to balance of the Adjusted Capital Accounts attributable to Capital Contributions made with respect to the Class A-2 Units for each such holder;

                    (v) Fifth, to the holders of Class A-1 Units to the extent
                        -----
          necessary to make the balance of their Adjusted Capital Accounts attributable to Capital Contributions made with respect to the Class A-1 Units to $1,000. The allocation of Net Loss pursuant to this
          Section 8.1(b)(v) shall be made pro rata to such holders according to balance of the Adjusted Capital Accounts attributable to Capital Contributions made with respect to the Class A-1 Units for each such holder;

                    (vi) Sixth, to the holders of Class A-2 Units in an amount
                         -----
          equal to the amount of Net Profit previously allocated to the holders of Class A-2 Units under Section 8.1(a)(vi) and not previously subject to a Net Loss allocation under this Section 8.1(b)(vi); provided, that
                                                                  --------
          the amount of Net Loss allocated under this Section 8.1(b)(vi) shall not exceed the Additional Class A-2 Unpaid Yield for all such holders. The allocation of Net Loss pursuant to this Section 8.1(b)(v) shall be made pro rata to such holders according to the amount of Additional Class A-2 Unpaid Yield for each such holder;

                    (vii) Seventh, to the holders of Class A-1 Units in an
                          -----
          amount equal to the amount of Net Profit previously allocated to the holders of Class A-1 Units under Section 8.1(a)(v) and not previously subject to a Net Loss allocation under this Section 8.1(b)(vii); provided, that the amount of Net Loss allocated under this Section
          --------
          8.1(b)(vii) shall not exceed the Additional Class A-1 Unpaid Yield for all such holders. The allocation of Net Loss pursuant to this Section 8.1(b)(vii) shall be made pro rata to such holders according to the amount of Additional Class A-1 Unpaid Yield for each such holder;

                    (viii) Eighth, to the holders of Common Investment Units to
                           -----
          the extent necessary to make the balance of their Adjusted Capital Accounts attributable to Capital Contributions made with respect to the Common Investment Units equal to zero. The allocation of Net Loss pursuant to this Section 8.1(b)(viii) shall be made pro rata to such holders according to balance of the Adjusted Capital Accounts attributable to Capital Contributions made with respect to the Common Investment Units for each such holder;

                    (ix) Ninth, to the holders of Common Investment Units in an
                         -----
          amount equal to the amount of Net Profit previously allocated to the holders of Common Investment Units under Section 8.1(a)(iii) and not previously subject to a Net Loss allocation under this Section 8.1(b)(ix); provided that the amount of Net Loss allocated under this
                      --------
          Section 8.1(b)(ix) shall not exceed the Unpaid Yield for all such holders. The allocation of Net Loss pursuant to this Section 8.1(b)(ix) shall be made pro rata to such holders according to the amount of Unpaid Yield for each such holder;

                    (x) Tenth, to the holders of Series A Preferred Units to the
                        -----
          extent necessary to make the balance of their Adjusted Capital Accounts attributable to Capital Contributions made with respect to the Series A Preferred Units equal to zero. The allocation of Net Loss pursuant to this Section 8.1(b)(x) shall be made pro rata to such holders according to balance of the Adjusted Capital Accounts attributable to Capital Contributions made with respect to the Series A Preferred Units for each such holder;

                    (xi) Eleventh, to the holders of Series A Preferred Units in
                         --------
          an amount equal to the amount of Net Profit previously allocated to the holders of Series A Preferred Units under Section 8.1(a)(i) and not previously subject to a Net Loss allocation under this Section 8.1(b)(xi); provided that the amount of Net Loss allocated under this
                      --------
          Section 8.1(b)(xi) shall not exceed the Unpaid Series A
          Preferred Return for all such holders. The allocation of Net Loss pursuant to this Section 8.1(b)(xi) shall be made pro rata to such holders according to the amount of Unpaid Series A Preferred Return for each such holder;

                    (xii) Twelfth, to the holders of Common Units pro rata
                          -------
          according to the number of Common Units owed by each such holder.

8.2 Special Allocations.
    -------------------

          (a) Nonrecourse Debt. Losses attributable to a partner nonrecourse
              ----------------
debt (as defined in Treasury Regulation section 1.704-2(b)(4)) will be allocated in the manner required by Treasury Regulation section 1.704-2(i)). If there is a net decrease during a Fiscal Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulation section 1.704-3(i)(3)), then Profits for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) shall be allocated to the Members in the amounts and of such character as determined according to, and subject to the exceptions contained in, Treasury Regulation section 1.704-2(i)(4).

          (b) Minimum Gain Chargeback. Except as otherwise provided in Section
              -----------------------
8.2(a), if there is a net decrease in the Minimum Gain during any Fiscal Year, then each Member will be allocated Profits for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in the amounts and of such character as determined according to, and subject to the exceptions contained in Treasury Regulation section 1.704-2(f). This Section 8.2(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulation section 1.704-2(f) and shall be interpreted in a manner consistent with such intention.

          (c) Qualified Income Offset. If any Member who unexpectedly receives
              -----------------------
an adjustment, allocation, or Distribution described in Treasury Regulation section 1.704-1(b)(2)(ii)(d)(4), (5), and (6) has a negative balance in such Member's Adjusted Capital Account as of the end of any Fiscal Year, computed after the application of Sections 8.2(a) and 8.2(b) but before the application of any other provision of Section 8.1 or Section 8.2, then Profits for such Fiscal Year shall be allocated to such Member in proportion to, and to the extent of, such a negative balance in such Member's Adjusted Capital Account. This Section 8.2(c) is intended to be a qualified income offset provision as described in Treasury Regulation section 1.704-1(b)(2)(ii)(d) and shall be interpreted in a manner consistent with such intention.

          (d) Adjustment of Tax Basis. Profits and Losses described in Section
              -----------------------
6.3(e) shall be allocated in a manner consistent with the manner that the adjustments to the Capital Accounts are required to be made pursuant to Treasury Regulation section 1.704-1(b)(2)(iv)(j), (k) and (m).

          (e) Transaction with Member. If, and to the extent that, any Member is
              -----------------------
deemed to recognize any item of income, gain; loss, deduction or credit as a result of any transaction between such Member and the Company pursuant to any of Code sections 1272-1274, 7872, 483 and 482 or any similar provision now or hereafter in effect, and the Tax Matters Partner determines that any corresponding Profits or Losses of the Company should be allocated to the Member who recognized such item in order to reflect the Member's economic interests in the Company, then the Company may so allocate such Profits or Losses.

8.3 Tax Allocations.
    ---------------

          (a) Generally. The income, gains, losses, deductions and credits of
              ---------
the Company will be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and credits among the Members for computing their Capital Accounts, except that if any such allocation is not permitted by the Code or
          -----------
other applicable law, the Company's subsequent income, gains, losses. deductions and credit will be allocated among the Members so as to reflect as nearly as possible the allocation set forth in this Agreement in computing their Capital Accounts.

          (b) Differences Between Book Value and Tax Basis. Items of Company
              --------------------------------------------
taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company will be allocated among the Members in accordance with Code section 704(c) so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value.

          (c) Adjustments in Book Value. If the Book Value of any Company asset
              -------------------------
is adjusted pursuant to Section 6.3, then subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset will take into account any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code section 704(c).

          (d) Allocations of Credits and the Like. Allocations of tax credits,
              -----------------------------------
tax credit recapture, and any items related thereto will be allocated to the Members according to their interests in such items as determined by the Tax Matters Partner taking into account the principles of Treasury Regulation section 1.704-1(b)(4)(ii).

          (e) No Effect on Capital Accounts. Allocations pursuant to this
              -----------------------------
Section 8.3 are solely for purposes of federal, state and local taxes and will not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Profits, Losses, Distributions or other items pursuant to any provision of this Agreement.

8.4 Curative Allocations. If the Tax Matters Partner determines, after
    --------------------
consultation with counsel experienced in income tax matters, that the allocation of any item of Company income, gain, loss, deduction or credit (an "unallocated
                                                                    -----------
item") is not specified in this Agreement or that the allocation of any item of
----
Company income, gain, loss, deduction or credit (a "misallocated item") under
                                                    -----------------
this Agreement is in the Board's reasonable judgment inconsistent with the Members' economic interests in the Company (determined by reference to the amounts Distributable to the Members hereunder and otherwise applying the general principles of Treasury Regulation section 1.704-l(b) and the factors set forth in Treasury Regulation section 1.704-1(b)(3)(ii)), then the Company shall allocate such unallocated items, or reallocate such misallocated items, to reflect such economic interests; provided, that no such allocation will have any
                                 --------
material effect on the amounts Distributable to any Member, including the amounts to be Distributed upon the complete liquidation of the Company.

                                   ARTICLE IX
                              Elections and Reports

9.1 Generally. The Company will keep appropriate books and records with respect
    ---------
to the Company's business, including all books and records necessary to provide any information, lists and copies of documents required to be provided pursuant to Section 9.3 or pursuant to applicable laws. The Members (subject to reasonable confidentiality requirements that the Board may impose) shall have such right to request and receive information concerning the Company and its affairs as is required by the Delaware Act.

9.2 Tax Status. The Members intend that the Company be treated as a partnership
    ----------
for federal, state and local income tax purposes, and the Company and each Member shall file all tax returns on the basis consistent therewith.

9.3 Reports. The Company will use reasonable efforts to deliver or cause to be
    -------
delivered, by March 1 (and, in any event, will deliver not later than May 31) of each year, to each Person who was a Member at any time during the previous Fiscal Year, all information necessary for the preparation of such Person's United States federal income tax returns and any state, local and foreign income tax returns which such Person is required to file as a result of the Company being engaged in a trade or business within such state, local or foreign jurisdiction, including a statement showing such Person's share of income, gains, losses, deductions and credits for such year for United States federal income tax purposes (and, if applicable, state, local or foreign income tax purposes) and the amount of any Distributions made to or for the account of such Person. Upon the written request of any such Person made not later than 30 days after the end of each Fiscal Year, the Company will use reasonable efforts to deliver or cause to be delivered any additional information necessary for the preparation of any state, local and foreign income tax returns which must be filed by such Person.

9.4 Tax Elections. The taxable year will be the Fiscal Year, unless the Tax
    -------------
Matters Partner determines otherwise in compliance with applicable laws. The Tax Matters Partner will determine whether to make or revoke any available election pursuant to the Code. Each Member will upon request supply the information necessary to give proper effect to any such election.

9.5 Tax Controversies. MEM Holdings is designated the Tax Matters Partner for
    -----------------
the Company, and is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith; provided, that the Tax Matters Partner may be replaced by action of a
           --------
Majority in Voting Interest. Each Member agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably requested by the Tax Matters Partner with respect to the conduct of such proceedings. Subject to the foregoing proviso, the Tax Matters Partner will have sole discretion to determine whether the Company (either on its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority. Any deficiency for taxes imposed on any Member (including penalties, additions to tax or interest imposed with respect to such taxes) will be paid by such Member, and if required to be paid (and actually paid) by the Company, will be recoverable from such Member as provided in Section 7.4.

                                   ARTICLE X
                           Dissolution and Liquidation

10.1 Dissolution. The Company shall be dissolved and its affairs wound up only
     -----------
upon the happening of any of the following events:

          (a) The sale or other disposition by the Company of all or substantially all of the assets it then owns;

          (b) Upon the election to dissolve the Company by a Majority in Voting Interest; or

          (c) The entry of a decree of judicial dissolution under section 18-802 of the Delaware Act; provided, that, notwithstanding anything contained herein
                     --------
to the contrary, no Member shall make an application for the dissolution of the Company pursuant to section 18-802 of the Delaware Act without the approval of a Majority in Voting Interest.

Dissolution of the Company shall be effective on the day on which the event occurs giving rise to such dissolution, but the Company shall not terminate until the winding up of the Company has been completed, the assets of the Company have been Distributed as provided in Section 10.2 and the Certificate shall have been canceled.

10.2 Liquidation.
     -----------

          (a) Liquidator. Upon dissolution of the Company, the Board will
              ----------
appoint a Person to act as the "Liquidator," and such Person shall act as the
                                ----------
Liquidator unless and until a successor Liquidator is appointed as provided in this Section 10.2. The Liquidator will agree not to resign at any time without 30 days' prior written notice to the Board. The Liquidator may be removed at any time, for or without cause, by notice of removal and appointment of a successor Liquidator approved by the Board. Any successor Liquidator will succeed to all rights, powers and duties of the former Liquidator. The right to appoint a successor or substitute Liquidator in the manner provided in this Section 10.2 will be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions of this Agreement, and every reference in this Agreement to the Liquidator will be deemed to refer also to any such successor or substitute Liquidator appointed in the manner provided in this Section 10.2. The Liquidator will receive as compensation for its services (i) no additional compensation, if the Liquidator is an employee of the Company or any of its Subsidiaries, or (ii) such compensation as the Board may approve, if the Liquidator is not such an employee, plus, in either case, reimbursement of the Liquidator's out-of-pocket
          ----
expenses in performing its duties.

          (b) Liquidating Actions. The Liquidator will liquidate the assets of
              -------------------
the Company and apply and Distribute the proceeds of such liquidation, in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

                    (i) First, to the payment of the Company's debts and
                        -----
          obligations to its creditors (including Members), including sales commissions and other expenses incident to any sale of the assets of the Company, in order of the priority provided by law;

                    (ii) Second, to the establishment of and additions to such
                         ------
          reserves as the Board deems necessary or appropriate; and

                    (iii) Third, to the Members, in accordance with Section 7.1,
                          -----
          subject to Section 7.2, or any Certificate of Designation and the final paragraph of this Section 10.2(b).

The reserves established pursuant to clause (ii) above will be paid over by the Liquidator to a bank or other financial institution, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Board deems advisable, such reserves will be Distributed to the Members in accordance with Section 7.1, subject to Section 7.2 or any Certificate of Designation. The allocations and Distributions provided for in this Agreement are intended to result in the Capital Account of each Member immediately prior to the Distribution of the Company's assets pursuant to this Section 10.2(b) being equal to the amount Distributable to such Member pursuant to this Section 10.2(b). The Company is authorized to make appropriate adjustments in the allocation of Profits and Losses as necessary to cause the amount of each Member's Capital Account immediately prior to the Distribution of the Company's assets pursuant to this
Section 10.2(b) to equal the amount

Distributable to such Member pursuant to this Section 10.2(b). In furtherance of the foregoing, and notwithstanding anything in this Agreement or any Certificate of Designation to the contrary, the Class A Units issued to BancAmerica, New York Life and Northwestern (the "Series A Preferred Unitholders") on the date hereof are intended to be the economic equivalents of "profits interests" within the meaning of section 2.02 of Revenue Procedure 93-27, 1993-2 C.B. 343. Allocations of Profits and Losses (including, for the avoidance of doubt, items of gross income and gross deduction) shall be made in such manner as necessary (either with respect to the Fiscal Year of liquidation, or, if the due date for the Company's tax return for the preceding year (without regard to extensions) has not passed (and there are not sufficient items of Profit or Loss in the current year) with respect to such prior year) to yield the result described in the second preceding sentence, and the holders of Class A Units issued pursuant to the Securities Purchase Agreement on the date hereof shall not be entitled to any distribution pursuant to Section 7.1(d) upon a liquidation of the Company unless an amount of Profit has been allocated to such holders pursuant to this sentence equal to the amount to be distributed to them; provided, that the
                                                        --------
Company shall not make any Distributions under Section 10.2(b)(iii) without the express written consent of the holder(s) of a more than sixty percent of the outstanding Class A Units issued pursuant to the Securities Purchase Agreement on the date hereof unless such Distributions can be made pursuant to Section 7.1(d) on a pro rata per Common Investment Unit basis.

          (c) Distribution in Kind. Notwithstanding the provisions of Section
              --------------------
10.2(b) which require the liquidation of the assets of the Company, but subject to the order of priorities set forth in Section 10.2(b), if upon dissolution of the Company the Board determines that an immediate sale of part or all of the Company's assets would be impractical or could cause undue loss to the Members, the Board may, in its sole discretion, defer the liquidation of any assets except those necessary to satisfy Company liabilities and reserves, and may, in its absolute discretion, Distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 10.2(b), undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such Distribution in kind will be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operating of such properties at such time. For purposes of any such Distribution, the Board will determine the Fair Market Value of any property to be Distributed in accordance with any valuation procedure which the Board reasonably deems appropriate.

          (d) Reasonable Time for Winding Up. A reasonable time will be allowed
              ------------------------------
for the orderly winding up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 10.2(b) in order to minimize any losses otherwise attendant upon such winding up. Distributions upon liquidation of the Company (or any Member's interest in the Company) and related adjustments will be made by the end of the Fiscal Year of the liquidation (or, if later, within 90 days after the date of such liquidation) or as otherwise permitted by Treasury Regulation section 1.704-1(b)(2)(ii)(b).

          (e) Termination. Upon completion of the Distribution of the assets of
              -----------
the Company as provided in Section 10.2(b) hereof, the Company shall be terminated and the Liquidator shall cause the cancellation of the Certificate in the State of Delaware and of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Company.

10.3 Voluntary Dissolution. Notwithstanding anything to the contrary herein,
     ---------------------
without the prior consent of the Required B-4 Holders, neither the Board nor the Members shall effect a voluntary dissolution of the Company (except in connection with an Approved Company Sale (as such term is defined in the Members Agreement)) unless the Members holding Class B-4 Units receive their pro rata percentage (based on the ratio of the number of Class B-4 Units held by such Members to the number of Common Units then outstanding) share of the assets of the Company in such dissolution or pro rata percentage share of the equity securities issued by any successor entity to the Company.

                                   ARTICLE XI
                         Transfer of Units; Conversions

11.1 Restrictions. Each Member acknowledges and agrees that such Member shall
     ------------
not Transfer, or create or suffer to exist any Encumbrance against, any Units except in accordance with the provisions of this Article XI and the Related Agreements. Any attempted Transfer or Encumbrance in violation of the preceding sentence shall be deemed null and void for all purposes, and the Company will not record any such Transfer or Encumbrance on its books or treat any purported transferee as the owner of such Units for any purpose.

11.2 General Restrictions on Transfer.
     --------------------------------

          (a) Notwithstanding anything to the contrary in this Agreement, no transferee of any Units received pursuant to a Transfer (but excluding any transferee that was a Member or who is an Affiliate of any Member to whom Series A Preferred Units have been issued immediately prior to such a Transfer, who shall automatically become a Member with respect to any Units such transferee so acquires) shall become a Member in respect of or be deemed to have any ownership rights in the Units so Transferred unless the purported transferee is admitted as a Member as set forth in Section 11.3(a).

          (b) Following a Transfer of any Units that is permitted under this
Article XI, the transferee of such Units shall succeed to the Capital Account associated with such Units and shall receive allocations and Distributions hereunder in respect of such Units. Notwithstanding the foregoing, Profits, Losses and other items will be allocated between the transferor and the transferee according to Code Section 706.

          (c) Any Member who Transfers all of its Units (i) shall cease to be a Member upon such Transfer, and (ii) shall no longer possess or have the power to exercise any rights or powers of a Member of the Company.

11.3 Procedures for Transfer. Subject in all events to the general restrictions
     -----------------------
on Transfers contained in Sections 11.1, 11.2 and 11.5, a Member may Transfer all or any part of its Units in accordance with this Section 11.3.

          (a) No Transfer of Units may be completed until the prospective transferee is admitted as a Member of the Company by executing and delivering to the Secretary of the Company a Joinder. Upon execution of a Joinder, the amendment of the Members Schedule by the Secretary of the Company and the satisfaction of any other applicable conditions, such prospective transferee shall be admitted as a Member and deemed listed as such on the books and records of the Company and thereupon the Company shall reissue the applicable Units in the name of such prospective transferee.

          (b) Unless waived by the Company, no Member may Transfer any Restricted Securities (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel will be reasonably acceptable to the Company) that registration under the Securities Act is not required in connection with such Transfer. If such opinion of counsel reasonably acceptable in form and substance to the Company further states that no subsequent Transfer of such Restricted Securities will require registration under the Securities Act, the Company will promptly upon such Transfer deliver new certificates for such securities which do not bear the Securities Act legend set forth in Section 11.4(b).

11.4 Legend.
     ------

          (a) The certificates representing the Units will bear the following legend:

     "THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A LIMITED LIABILITY COMPANY AGREEMENT AMONG THE ISSUER AND ITS MEMBERS, A COPY OF SUCH LIMITED LIABILITY COMPANY AGREEMENT AS IN EFFECT FROM TIME TO TIME WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

          (b) Each certificate or instrument evidencing Restricted Securities and each certificate or instrument issued in exchange for or upon the Transfer of any Restricted Securities (if such securities remain Restricted Securities after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER."

Upon the request of any holder of Restricted Securities, the Company shall remove the Securities Act legend set forth above from the certificates for such Restricted Securities; provided, that such Restricted Securities are eligible for sale pursuant to Rule 144(k) (or any similar rule or rules then in effect) under the Securities Act.

          (c) In addition, each certificate or instrument evidencing Restricted Securities and each certificate or instrument issued in exchange for or upon the Transfer of any Restricted Securities (if such securities remain Restricted Securities after such Transfer) shall be stamped or otherwise imprinted with any additional legends as may be required by the Company, as applicable to the holder of such certificate or instrument.

11.5 Limitations.
     -----------

          (a) Notwithstanding anything to the contrary in this Agreement, no Unit may be Transferred or issued by the Company if such Transfer or issuance would result in the Company having more than 100 "beneficial owners" as defined and determined by the Investment Company Act of 1940, as amended from time to time.

          (b) In order to permit the Company to qualify for the benefit of a "safe harbor" under Code section 7704, notwithstanding anything to the contrary in this Agreement, no Transfer of any Unit shall be permitted or recognized by the Company (within the meaning of Treasury Regulation section 1.7704-1(d)) and the Company shall not issue any Units if and to the extent that such Transfer or issuance would cause the Company to have more than 100 partners (within the meaning of Treasury Regulation section 1.7704-1(h), including the look-through rule in Treasury Regulation section 1.7704-1(h)(3)).

          (c) Notwithstanding anything to the contrary in this Agreement, no Unit may be Transferred and the Company may not issue any Unit unless (i) such Transfer or issuance, as the case may be, shall not affect the Company's existence or qualification as a limited liability company under the Delaware Act, (ii) such Transfer or issuance, as the case may be, shall not cause the Company to be classified as other than a partnership for United States federal income tax purposes, (iii) such Transfer or issuance, as the case may be, shall not result in a termination of the Company under Code section 708, unless the Board determines that any such termination will not have a material adverse impact on the Members and (iv) such Transfer or issuance, as the case may be, shall not cause the application of the tax-exempt use property rules of Code sections 168(g)(I)(B) and 168(h) to the Company or its Members.

11.6 Tax Matters. Upon the Transfer of any Unit, if the transferor owns a
     -----------
Membership Interest representing more than 5% (or 2% if such transferor is transferring Units purchased pursuant to the Securities Purchase Agreement) of the aggregate Capital Account balances of all Member determined immediately prior to such Transfer, then, at the request of such transferor at the time of such Transfer, the Board will cause the Company to elect, pursuant to section 754 of the Code, to adjust the tax basis of the Company's properties as provided by sections 734 and 743 of the Code.

11.7 Conversions. Each of the Members agree that upon authorization by the Board
     -----------
of the conversion or reorganization of the Company into another entity form (including a corporation) (a "Conversion"), it will take all necessary and
                              ----------
desirable actions to cause the Conversion as authorized by the Board to occur, including by (a) consenting to, voting for and raising no objections against the Conversion or the process pursuant to which the Conversion is arranged (whether such Conversion is effected through a merger, sale of assets, Transfer of Membership Interests or otherwise), (b) executing any documents (including a shareholders' agreement or similar document) necessary to prevent the Conversion from altering the relative rights of the Members with respect to their ownership of equity in the Company, and (c) waiving any potential claim, including any claim for breach of fiduciary duty, which it may have against any officer, shareholder or member of the Board, any other Member, the Company or any Affiliate of the foregoing to the extent arising out of or relating to any Conversion. In connection with any Conversion, the Company shall use its good faith efforts to assure that each Member fully participates in such Conversion with substantially the same relative rights, preferences and obligations after such Conversion as were applicable prior to such Conversion and shall give written notice to the Members that the new entity had been formed, enclosing with such notice copies of any charter documents and by-laws of the new entity and describing the form of the transaction by which the business of the Company is to be acquired by the new entity. Upon approval of any Conversion in accordance with the provisions of this Agreement, the Board by the terms hereof shall have a power of attorney to execute all documents, agreements and other items to effect such Conversion as it shall deem necessary or appropriate.

                                  ARTICLE XII
                            Miscellaneous Provisions

12.1 Notices.
     -------

          (a) All notices, requests, demands and other communications under or in connection with this Agreement shall be given to or made upon (i) any Member, at such Member's address set forth on the Members Schedule and (ii) the Company at the following addresses (or in any case to such other address as the addressee may from time to time designate in writing to the sender):

                           Muzak Holdings LLC
                           c/o Muzak LLC
                           3318 Lakemont Boulevard
                           Fort Mill, South Carolina 29715
                           Attention: Chief Executive Officer

                  with copies to:

                           MEM Holdings, LLC
                           c/o ABRY Partners, Inc.
                           18 Newbury Street
                           Boston, MA  02116
                           Attention: Royce Yudkoff
                                      Peni Garber
                                      Facsimile: (617) 859-2276
                  and

                           Kirkland & Ellis
                           153 East 53rd Street
                           New York, NY  10022
                           Attention: John Kuehn, Esq.
                                      Lisa Anastos, Esq.
                                      Facsimile: (212) 446-4900

          (b) All notices, requests, demands and other communications under or in connection with this Agreement shall be in writing and shall be deemed effectively given (i) upon personal delivery or delivery by courier to the party to be notified, (ii) three Business Days after deposit with the United States Post Office, by registered or certified mail, return receipt requested, postage prepaid and addressed as provided in Section 12.1(a) and (iii) one Business Day after receipt of confirmation if such notice is sent by facsimile.

12.2 Governing Law. All issues and questions concerning the application,
     -------------
construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules to this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, and specifically the Delaware Act, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

12.3 No Action for Partition. No Member shall have any right to maintain any
     -----------------------
action for partition with respect to any property of the Company.

12.4 Headings and Sections. The headings in this Agreement are inserted for
     ---------------------
convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement. Unless the context requires otherwise, all references in this Agreement to Sections, Articles, Exhibits or Schedules shall be deemed to mean and refer to Sections, Articles, Exhibits or Schedules of or to this Agreement.

12.5 Amendments. Except as otherwise expressly set forth in this Agreement, the
     ----------
Certificate and this Agreement may be amended, waived, supplemented or restated only in accordance with the provisions of the Credit and Guaranty Agreement dated as of March 18, 1999 among Audio Communications Network, LLC (n/k/a Muzak
LLC), as borrower, the Company and certain subsidiaries of Audio Communications Network, LLC, as guarantors, various lenders, Goldman Sachs Credit Partners L.P., as syndication agent, Canadian Imperial Bank of Commerce, as administrative agent, and Goldman Sachs Credit Partners L.P., and CIBC Oppenheimer Corp. as co-lead arrangers, as amended, restated, supplemented or otherwise modified from time to time, and upon the written consent of a Majority in Voting Interest; provided, that no such amendment, waiver, supplement or
                    --------
restatement shall (x) amend, modify or change the provisions of Sections 4.8,
5.6 or 10.3 or this Section 12.5 or otherwise adversely affect the rights, preferences and privileges of the Class B-4 Units under this Agreement in any material respect without the consent of the Required B-4 Holders; or (y) materially and adversely affect the rights hereunder of any Common Member when compared with its effect on any other Common Member without the prior written approval of such first Common Member. For purposes of this
Section 12.5, any merger or consolidation that would have the effect of amending this Agreement pursuant to section 18-209(f) of the Delaware Act shall be deemed to be an amendment of this Agreement subject to the provisions of this Section 12.5.

12.6 Construction. Common nouns and pronouns and any variations thereof shall be
     ------------
deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person, Persons or other reference in the context requires. Whenever used herein, "or" shall include both the conjunctive and disjunctive, "any" shall mean "one or more," and "including" shall mean "including without limitation."

12.7 Binding Effect. Except as otherwise provided to the contrary in this
     --------------
Agreement, this Agreement shall be binding upon and inure to the benefit of the Members and their respective distributees, heirs, legal representatives, executors, administrators, successors and permitted assigns.

12.8 Counterparts. This Agreement may be executed in multiple counterparts, each
     ------------
of which shall be deemed to be an original and shall be binding upon the Member who executed the same, but all of such counterparts shall constitute the same agreement.

12.9 Severability. Whenever possible, each provision of this Agreement shall be
     ------------
interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

12.10 Remedies. Each of the parties to this Agreement shall be entitled to
      --------
enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The Members agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party hereto may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement. If any time period for giving notice or taking action under this Agreement expires on a day which is not a Business Day, the time period shall be automatically extended to the immediately succeeding Business Day.

12.11 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE
      --------------------
EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

12.12 No Strict Construction. The parties to this Agreement have participated
      ----------------------
jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties to this

Agreement, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

12.13 Entire Agreement. Except as otherwise expressly set forth in this
      ----------------
Agreement, this Agreement and the other agreements referred to in this Agreement (including, without limitation, the Related Agreements) embody the complete agreement and understanding among the parties to this Agreement with respect to the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter of this Agreement in any way. This Agreement amends and restates the Prior Agreement in its entirety.

12.14 Parties in Interest. Except as specifically set forth herein and as
      -------------------
specifically set forth in (a) the Credit and Guaranty Agreement, dated as of March 18, 1999, and as amended by the First Amendment, Consent and Waiver dated as of July 1, 1999, the Second Amendment and Consent dated as of October 26, 1999, the Third Amendment dated as of January 14, 2002, the Fourth Amendment and Waiver dated August 3, 2000, the Fifth Amendment dated as of May 15, 2000 and the Sixth Amendment dated as of March 8, 2002 (as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit
                                                                    ------
Agreement"), by and among the Company, Muzak LLC and certain Subsidiaries of the
---------
Company, various Lenders from time to time party thereto, Goldman Sachs Credit Partners L.P. ("GSCP"), as Syndication Agent, Canadian Imperial Bank of
                ----
Commerce, as Administrative Agent, and GSCP and CIBC Oppenheimer Corp., as Co-Lead Arrangers and (b) each other Credit Document (as each of such terms is defined in the Credit Agreement), nothing herein shall be construed to be to the benefit of or enforceable by any third party, including any creditor of the Company.

12.15 Inconsistent Provisions of the Related Agreements. In the event that, at
      -------------------------------------------------
any time, any provision of this Agreement is inconsistent with the requirements of any provision of any Related Agreement, the terms of such Related Agreement shall supersede and prevail over the provisions of this Agreement, and the Members shall take such action as may be necessary to amend any such provision in this Agreement to conform with such requirements of such Related Agreement.

                                    * * * * *

          IN WITNESS WHEREOF, the undersigned, have executed this Fourth Amended and Restated Limited Liability Company Agreement as of the date first written above.

                                   MEM HOLDINGS, LLC


                                   By:      /s/ Peni Garber
                                            ------------------------------------
                                            Name:  Peni Garber
                                            Title: Executive Vice President

                                     /s/ Joseph Koff
                                   ---------------------------------------------
                                   Joseph Koff


                                   ---------------------------------------------
                                   David Unger

                                     /s/ William A. Boyd
                                   ---------------------------------------------
                                   William Boyd


                                   MUSIC HOLDINGS CORP.


                                   By:      /s/ Bruce Pollack
                                            ------------------------------------
                                            Name:  Bruce Pollack
                                            Title: Managing Director


                                   AMFM SYSTEMS, INC.


                                   By:      /s/ Randall T. Mays
                                            ------------------------------------
                                            Name:  Randall T. Mays
                                            Title: Executive Vice President
                                                   and CFO

                             BANCAMERICA CAPITAL INVESTORS I, L.P.


                             By: BANCAMERICA CAPITAL MANAGEMENT I, L.P., Its general partner


                             By: BACM I GP, LLC, Its general partner


                             By:       /s/   Scott R. Poole
                                      ------------------------------------------
                                      Name:  Scott R. Poole
                                      Title: Vice President


                             NEW YORK LIFE CAPITAL PARTNERS, L.P.


                             By:      NYLCAP Manager L.L.C., its Investment
                                      Manager


                             By:       /s/   Adam Clemens
                                      ------------------------------------------
                                      Name:  Adam Clemens
                                      Title: Principal


                             THE NORTHWESTERN MUTUAL LIFE
                             INSURANCE COMPANY


                             By:       /s/   Jeffrey J. Leuken
                                      ------------------------------------------
                                      Name:  Jeffrey J. Leuken
                                      Title: Authorized Representative

                             CMS CO-INVESTMENT SUBPARTNERSHIP,
                             a Delaware general partnership


                             By:      CMS Co-Investment Partners, L.P., a
                                      Delaware limited partnership


                             By: CMS/Co-Investment Associates, L.P., a Delaware limited partnership


                             By:      MSPS/Co-Investment, Inc., a Delaware
                                      corporation


                             By:          /s/Richard A Mitchell
                                      ------------------------------------------
                                      Name:  Richard A Mitchell
                                      Title: Vice President


                             By: CMS 1997 Investment Partners, L.P., a Delaware limited partnership


                             By:      CMS 1997, Inc., a Delaware corporation


                             By:          /s/Richard A Mitchell
                                      ------------------------------------------
                                      Name:  Richard A Mitchell
                                      Title: Vice President


                             By: CMS Co-Investment Partners I-Q, L.P., a Delaware limited partnership


                             By: CMS/Co-Investment Associates, L.P., a Delaware limited partnership


                             By:      MSPS/Co-Investment, Inc., a Delaware
                                      corporation


                             By:          /s/Richard A Mitchell
                                      ------------------------------------------
                                      Name:  Richard A Mitchell
                                      Title: Vice President


                             By: CMS 1997 Investment Partners, L.P., a Delaware limited partnership


                             By:      CMS 1997, Inc., a Delaware corporation


                             By:          /s/Richard A Mitchell
                                      ------------------------------------------
                                      Name:  Richard A Mitchell
                                      Title: Vice President

                             CMS DIVERSIFIED PARTNERS, L.P., a Delaware limited partnership


                             By:      CMS/DP Associates, L.P., a Delaware
                                      limited partnership


                             By:      MSPS/DP, Inc., a Delaware corporation


                             By:          /s/Richard A Mitchell
                                      ------------------------------------------
                                      Name:  Richard A Mitchell
                                      Title: Vice President


                             By: CMS 1995 Investment Partners, L.P., a Delaware limited partnership


                             By:      CMS 1995, Inc., a Delaware corporation


                             By:          /s/Richard A Mitchell
                                      ------------------------------------------
                                      Name:  Richard A Mitchell
                                      Title: Vice President

                                    EXHIBIT C
                                    ---------

                               FORM OF JOINDER TO
                       LIMITED LIABILITY COMPANY AGREEMENT
                       -----------------------------------

          THIS JOINDER to the Fourth Amended and Restated Limited Liability Company Agreement of Muzak Holdings LLC, a Delaware limited liability company (the "Company"), dated as of March 15, 2002, as amended or restated from time to time, by and among and the Members of the Company (the "Agreement"), is made and
entered into as of               by and between the Company and
                   -------------                                -------------
("Holder"). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

          WHEREAS, on the date hereof, Holder has acquired           [Series A
                                                           ---------
Preferred Units/Class [A/A-1/A-2] Units/Class B-[1/2/3/4/5] Units] from and the Agreement and the Company require Holder, as a holder
----------------
of such [Series A Preferred Units/Class [A/A-1/A-2] Units/Class B-[1/2/3/4/5] Units], to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.   Agreement to be Bound. Holder hereby (i) acknowledges that it has received
     ---------------------
     and reviewed a complete copy of the Agreement and (ii) agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed, and is hereby admitted as, a Member for all purposes thereof and entitled to all the rights incidental thereto.

2.   Members Schedule. For purposes of the Members Schedule, the address of the
     ----------------
     Holder is as follows:

                           [Name]
                           [Address]
                           [Facsimile Number]

3. Governing Law. This Agreement and the rights of the parties hereunder shall be interpreted in accordance with the laws of the State of Delaware, and all rights and remedies shall be governed by such laws without regard to principles of conflicts of laws.

4.   Descriptive Headings. The descriptive headings of this Joinder are inserted
     --------------------
     for convenience only and do not constitute a part of this Joinder.

                                     * * * *

          IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

                                        MUZAK HOLDINGS LLC


                                        By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                        [HOLDER]


                                        By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                   SCHEDULE A
                                   ----------

                         Officers of Muzak Holdings LLC
                             (as of March 15, 2002)

William A. Boyd   Chief Executive Officer

Stephen Villa     Chief Operating Officer, Chief Financial Officer and Treasurer

Royce Yudkoff     Vice President

Peni Garber       Vice President and Secretary

Robert MacInnis   Vice President

Michael Zendan    General Counsel, Vice President and Assistant Secretary

                                   SCHEDULE B
                                   ----------
                                   Page 1 of 3

(as of March 15, 2002)

                     Addresses of Series A Preferred Members

                              Please see attached.

(as of March 15, 2002)

              Addresses of Class A, Class A-1 and Class A-2 Members

MEM Holdings, LLC
c/o ABRY Broadcast Partners III, L.P.
18 Newbury Street
Boston, MA  02116
Attention:  Royce Yudkoff

With a copy to:

Kirkland & Ellis
153 East 53rd Street
New York, NY  10022-4675
Attention:  John L. Kuehn, Esq.

Joseph Koff
c/o Muzak LLC
3318 Lakemont Boulevard
Fort Mill, SC  29715

David Unger
The Excelsior
303 East 57th Street, Apt. 30G
New York, NY  10022

With a copy to:

Baer Marks & Upham LLP
805 Third Avenue
New York, NY  10022
Attention:  Anne Pitter, Esq.

Music Holdings Corp.
c/o Centre Partners Management LLC
30 Rockefeller Plaza, Suite 5050
New York, NY  10020
Attention:  Bruce G. Pollack

With a copy to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY  10153
Attention:  Jeffery Weinberg

AMFM Systems, Inc.
200 E. Basse Road
San Antonio, TX  78209
Attention:  Randall T. Mays

With a copy to:

Clear Channel Communications, Inc.
200 E. Basse Road
San Antonio, TX  78209
Attention:  Legal Department

William Boyd
c/o Muzak LLC
3318 Lakemont Boulevard
Fort Mill, SC  29715

CMS Co-Investment Subpartnership
c/o CMS Companies
1926 Arch Street
Philadelphia, PA  19103
Attention:  Richard A. Mitchell

CMS Diversified Partners L.P.
c/o CMS Companies
1926 Arch Street
Philadelphia, PA  19103
Attention:  Richard A. Mitchell

New York Life Capital Partners, L.P.
51 Madison Avenue, Suite 3009
New York, NY  10010
Attention:  Amanda Parness

With a copy to:

Office of the General Counsel
New York Life Insurance Company
51 Madison Avenue, Room 1107
New York, NY  10010

The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI  53202
Attention:  Tim Wegener

BancAmerica Capital Investors I, L.P.
100 North Tryon Street, 25th Floor
Charlotte, NC  28255-0001
Attention:  J. Travis Hain

With a copy to:

Kennedy Covington Lobdell & Hickman, L.L.P.
100 North Tryon Street, Suite 4200
Charlotte, NC 28202-4006
Attention:  Henry W. Flint

                                   SCHEDULE B
                                   ----------
                                   Page 2 of 3

Muzak Holdings LLC
(as of March 15, 2002)

                          Addresses of Class B Members

                      (according to the Company's records)